LOAN AGREEMENT


         THIS LOAN AGREEMENT ("Agreement"), made and entered into as of the 21st day of January, 1999, by and between BETHLEHEM ADVANCED MATERIALS CORPORATION, a Pennsylvania corporation with principal offices in Knoxville, Tennessee ("Borrower"), and NATIONSBANK, N.A., a national banking association with offices in Knoxville, Tennessee ("Lender").

                              W I T N E S S E T H:

         WHEREAS, Borrower has requested that Lender make available to Borrower a loan in the original principal amount not exceeding $3,000,000 (the "Loan") on the terms and conditions hereinafter set forth, and for the purposes hereinafter set forth; and

         WHEREAS, in order to induce Lender to make the Loan to Borrower, Borrower has made certain representations to Lender; and

         WHEREAS, Lender, in reliance upon the representations and inducements of Borrower, has agreed to make the Loan upon the terms and conditions hereinafter set forth;

         NOW, THEREFORE, in consideration of the agreement of Lender to make the Loan, the mutual covenants and agreements hereinafter set forth, and other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, Borrower and Lender hereby agree as follows:

                                    ARTICLE I

                                    THE LOAN

         1.1 Loan Advances. So long as the Notes, as herein defined, have not matured, no Event of Default has occurred and is continuing hereunder, and Lender's obligation to make advances has not otherwise been terminated hereunder, Lender shall advance Loan proceeds to Borrower from time to time upon request by Borrower in compliance with Section 1.2 hereof, up to the maximum amount of the Loan, but not to exceed amounts permitted pursuant to Sections 1.2 and 5.14 hereof.

         1.2      Evidence of Indebtedness; Repayment.

                  (a) For the period from the date hereof until July 31, 1999 (the "Interest-Only Period"), the Loan shall be evidenced by a Master Secured Promissory Note of even date herewith, in the original principal amount not exceeding Three Million and No/100 Dollars ($3,000,000.00), made and executed by Borrower, payable to the order of Lender, in substantially the form attached hereto as Exhibit A-1 (the "Initial Note"). During the Interest-Only Period, the Loan shall be payable in accordance with the terms of the Initial Note.

                  (b) On July 30, 1999 (the "Conversion Date"), the Borrower shall execute and deliver to Lender (i) a Secured Promissory Note in a principal amount equal to the total disbursements of the Loan for the Furnace
Improvements, as defined in Section 1.3 below, through the Conversion Date, payable to the order of Lender, in substantially the form attached hereto as Exhibit A-2 (together with any extensions, modifications, renewals and/or replacements thereof, herein referred to as the "Term Note"); and (ii) a Master Secured Promissory Note in a principal amount equal to $3,000,000 minus the principal amount of the Term Note but in any event no greater than $500,000, payable to the order of Lender, in substantially the form attached hereto as Exhibit A-3 (together with any extensions, modifications, renewals and or replacements thereof, herein referred to as the "Revolving Credit Line Note" the Initial Note, Term Note and Revolving Credit Line Note are herein referred to collectively as the "Notes"). Upon delivery of the Term Note and Revolving Credit Line Note to the Lender, the Lender shall deliver to the Borrower the Initial Note marked "paid." After the Conversion Date, the maximum amount that Lender shall be required to advance in the aggregate to the Borrower under
Section 1.1 shall be the maximum amount of the Revolving Credit Line Note.

                  (c) The indebtedness of Borrower to Lender in connection with the Loan shall be payable in accordance with the terms of the Notes.

         1.3      Purposes of Loan and Requests for Advances on Loan.

                  (a) The purposes of the Loan shall be to (i) finance the acquisition and installation of a high temperature furnace identified as Model 50 Bottom Loading Carbonization Furnace "Big Linda" (the "Existing Furnace
Project") and the acquisition and installation of two new high temperature furnaces, each identified as Dual Bottom Loading Carbonization Furnaces Model HT66110BL (the "New Furnace Project"); the Existing Furnace Project and the New Furnace Project are herein referred to collectively as the "Furnace Projects", and (ii) provide working capital to Borrower on a revolving basis, provided, however, that (A) after the Conversion Date, the Borrower shall only be permitted to use the proceeds of the Loan for working capital and (B) the amount that the Borrower may borrow to finance working capital shall at all times not exceed $500,000. The proceeds of the Loan shall not be used for any other purpose.

                  (b) If required by Lender, Borrower shall request all advances under the Loan in writing, and in any event, Borrower shall request all advances under the Loan prior to the Conversion Date in writing. Prior to the Conversion Date, each request for an advance under the Initial Note shall identify the amount that is being drawn to finance working capital and the amount that is being drawn to finance the Furnace Projects. If any amount is being requested to finance the New Furnace Project, Borrower must also certify at the time of the advance that one of the benchmarks toward the completion of the particular Furnace Projects has been met, which benchmarks are set forth on Exhibit C attached hereto. Lender shall be entitled to verify independently whether the benchmark has been met, and Borrower shall pay all costs reasonably incurred by Lender in connection with such verification. All advances shall be subject to the limitations of Section 5.14.

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
                  (c) Draws against the Revolving Credit Line Note shall not be less than $100,000 per draw unless Borrower participates in Lender's cash management program known as AutoBorrow, in which event there shall be no required minimum for draws against the Revolving Credit Line Note.

         1.4 Closing Fee. In consideration of Lender's agreement to make the Loan, the Borrower shall pay to the Lender a non-refundable closing fee in the amount of $30,000. This fee shall be payable on the date hereof.

         1.5 Unused Commitment Fee. Beginning on July 30, 1999 and in addition to the fee payable under Section 1.4 above, the Borrower shall pay to the Lender a fee equal to, on an annualized basis, .50% (calculated on the basis of a year of 360 days and payable for the actual number of days elapsed) of the principal amount of the Revolving Credit Line Note less the average daily balance of the amount actually drawn by Borrower thereunder, payable quarterly in arrears, with the first payment due on September 28, 1999 and continuing thereafter on the twenty-eighth day of the last month of each succeeding calender quarter and on the Termination Date.

         1.6 Automatic Payment. Borrower hereby authorizes the Lender to effect payment of sums due under this Agreement and the Notes by means of debiting the Borrower's principal checking account or any other account which Borrower may have with Lender subsequent to the date hereof. This authorization shall not affect the obligation of the Borrower to pay such sums when due, without notice, if there are insufficient funds in such account to make such payments in full in the due date thereof, or if Lender fails to debit the account or accounts.

         1.7 Rate Protection. Borrower will mitigate the risk of changes in interest rates due to its variable interest rate debt by entering into, prior to the Conversion Date, an interest rate cap agreement, interest rate swap agreement or other hedge product acceptable to Lender (the "Interest Rate Hedge") with a counterparty that is Lender or an affiliate thereof or another financial institution with a long-term debt rating from a nationally recognized rating agency that is equal to or greater than the long-term debt rating of Lender. Such Interest Rate Hedge shall be applicable to at least one-half of Borrower's funded debt that is bearing interest at a variable rate of interest including the Loan made hereunder and the Subordinated Note. The Interest Rate Hedge shall remain in effect until the earlier of the payment of the Loan or until the funded debt coverage ratio set forth in Section 5.22 hereof is less than 2.00:1.00 for four consecutive fiscal quarters.

                                   ARTICLE II

                                    SECURITY

         2.1 Security. The Obligations (as hereinafter defined) shall be secured by the following:

                  (a) Security Agreement. A Security Agreement of even date herewith, between the Borrower and the Lender whereby Borrower grants the Lender a security interest in the collateral described therein (the "Security Agreement").


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
                  (b) Pledge Agreement. The Pledge Agreement of even date herewith, executed by The Bethlehem Corporation (the "Parent"), pledging to Lender all of the issued and outstanding stock of Borrower (the "Pledge Agreement")

         This Security Agreement and the Pledge Agreement and any other instruments, documents or agreements now or hereafter securing the
         Obligations   are  herein  referred  to  individually  as  a  "Security
         Instrument" and individually and collectively as the "Security Instruments". The Security Instruments, together with this Agreement, the Notes and any other instruments and documents now or hereafter evidencing, securing or in any way related to the indebtednesses evidenced by the Notes are herein referred to individually as a "Loan Document" and individually and collectively as the "Loan Documents".

         2.2 Obligations. Without limiting any of the provisions thereof, the Security Instruments shall secure:

                  (a) The full and timely payment of the indebtednesses evidenced by the Notes, together with interest thereon, and any extensions, modifications and/or renewals thereof and any notes given in payment thereof,

                  (b) The full and prompt performance of all of the obligations of Borrower to Lender under the Loan Documents to which Borrower is a party,

                  (c) The full and prompt payment of all court costs, expenses and costs of whatever kind incident to the collection of the indebtednesses evidenced by the Notes, the enforcement or protection of the security interests of the Security Instruments and/or the exercise by Lender of any rights or remedies of Lender with respect to the indebtednesses evidenced by the Notes, including but not limited to reasonable attorney's fees and expenses incurred by Lender, all of which Borrower agrees to pay to Lender upon demand, and

                  (d) The full and prompt payment and performance of any and all other indebtednesses and other obligations of Borrower to Lender, direct or contingent (including but not limited to obligations incurred as indorser, guarantor or surety), or the obligation to reimburse Lender with respect to any draws on letters of credit issued by the Lender on Borrower's behalf, however evidenced or denominated, and however and whenever incurred, including but not limited to indebtednesses incurred pursuant to any present or future commitment of Lender to Borrower.

All of the foregoing indebtedness and other obligations are herein collectively referred to as the "Obligations".


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
                                   ARTICLE III

                              CONDITIONS PRECEDENT

         3.1 Condition Precedent to Loans. The obligation of Lender to advance the proceeds of the Loan to or for the account of Borrower is subject to the condition precedent that Lender shall have received each of the following, in form and substance satisfactory to the Lender and its counsel:

                  (a) Notes. The Initial Note, duly executed by Borrower, which Initial Note shall be deemed delivered as of the date all of the other conditions precedent set forth in this Section 3.1 have been met;

                  (b) Security Instruments. The Security Instruments, duly executed by the parties thereto, together with: (1) acknowledgment copies of financing statements duly filed under the Uniform Commercial Code of all jurisdictions necessary or, in the opinion of Lender, desirable to perfect the security interests created by the Security Instruments or such other documents, such as certificates of title with Lender's lien noted thereon, that are necessary to perfect Lender's security interest; and (2) evidence of the public recording or filing of such of the Security Instruments as Lender deems it necessary or desirable to record or file publicly, in such offices as Lender shall require, together with evidence satisfactory to Lender of the priority of the liens, security titles and/or security interests of such Security Instruments;

                  (c) Title to Assets. Evidence satisfactory to Lender demonstrating that Borrower is the owner of the collateral security described in the Security Instruments, free and clear of defects therein or claims thereto by persons other than Lender;

                  (d) Comfort Letter. A letter from the Parent to Lender acknowledging the Lender's extension of the Loan to Borrower and containing certain other representations and agreements which Lender may request.

                  (e) Subordination Agreement. Execution and delivery by Parent to Lender of a subordination agreement in form satisfactory to the Lender whereby the Parent subordinates all indebtedness of the Borrower to Parent to the Borrower's repayment of the Loan (the "Subordination Agreement"), including the indebtedness evidenced by that certain Promissory Note from Borrower to Parent dated as of the date hereof (the "Subordinated Note").

                  (f) Consent of PNC Bank. Written consent from PNC Bank to the extension of the Loan to the Borrower and to the Parent's execution and delivery of the Pledge Agreement and the Subordination Agreement to the Lender.

                  (g)  Insurance.   Evidence   satisfactory  to  Lender  of  the
         existence of the policies of insurance  required by the  provisions  of
         Article V of this Agreement and by the Security Instruments;

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
                  (h) Evidence of Corporate Action by Borrower and Parent. Certified (as of the date of this Agreement) copies of all corporate action taken by Borrower and Parent, including resolutions of their board of directors, authorizing the execution, delivery and performance of the Loan Documents to which each is a party and each other document to be delivered by Borrower or Parent pursuant to this Agreement;

                  (i) Incumbency and Signature Certificates. A certificate (dated as of the date of this Agreement) of the Secretary or an Assistant Secretary of Borrower and Parent certifying the names and true signatures of the officers of Borrower and Parent authorized to sign the Loan Documents to which it is a party and the other documents to be delivered by Borrower or Parent under this Agreement;

                  (j) Organizational Documents. Copies of the corporate charter and other publicly filed organizational documents of Borrower and Parent, certified by the Secretary of State or other appropriate public official in the jurisdiction in which Borrower or Parent is incorporated and a copy of Borrower's and Parent's bylaws;

                  (k) Evidence of Legal Existence/Good Standing. A certificate as to the legal existence and good standing of Borrower and Parent, issued by the Secretary of State or other appropriate public official in the jurisdiction in which Borrower or Parent is incorporated;

                  (l) Evidence of Foreign Qualifications. Certificates of the Secretaries of State or other appropriate public officials as to Borrower's and Parent's qualification to do business and good standing in each jurisdiction in which a failure to be so qualified would have a material adverse effect on Borrower's financial position or its ability to conduct its business in the manner now conducted and as hereafter intended to be conducted;

                  (m) Closing Fee. Borrower shall have paid to Lender a closing fee in the amount of $30,000 and the other expenses of Lender relating to making the Loan; and

                  (n) Legal Opinion. An opinion of counsel to Borrower addressed to Lender as to the enforceability of the Loan Documents and such other matters as Lender may request.

         3.2 Additional Condition(s) Precedent to Loans. The obligation of Lender to make each advance of Loan proceeds to or for the account of Borrower (including the initial advance or advances) is subject to the further condition(s) precedent that on and as of the date of such advance:

                  (a) Representations and Warranties True; Absence of Default. The following statements shall be true, and Borrower's request for such advance shall constitute an affirmation by Borrower that:

                           (i) The representations  and warranties  contained in
                  Article IV of this Agreement are correct on and as of the date of such advance as though made on and as of such date; and


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

                           (ii) Neither an Event of Default (as hereinafter defined), nor any event that with the giving of notice or the passage of time or both would constitute an Event of Default, has occurred and is continuing, or would result from such advance; and

                  (b) Additional Documentation. Lender shall have received such other approvals, opinions and documents as Lender reasonably may request.


                                   ARTICLE IV

                         REPRESENTATIONS AND WARRANTIES

         Borrower hereby represents and warrants to Lender as follows:

         4.1 Corporate Status. Borrower is a corporation duly organized, validly existing and in good standing under the laws of the State of Pennsylvania; and has the corporate power to own and operate its properties, to carry on its business as now conducted and to enter into and to perform its obligations under this Agreement and the other Loan Documents to which it is a party. Borrower is duly qualified to do business and is in good standing in the State of Tennessee and in each state in which a failure to be so qualified would have a material adverse effect on Borrower's financial position or its ability to conduct its business in the manner now conducted.

         4.2 Authorization. Borrower has full legal right, power and authority to conduct its business and affairs in the manner contemplated by the Loan Documents, and to enter into and perform its obligations thereunder, without the consent or approval of any other person, firm, governmental agency or other legal entity. The execution and delivery of this Agreement, the loan hereunder, the execution and delivery of each Loan Document to which Borrower is a party, and the performance by Borrower of its obligations thereunder are within the corporate powers of Borrower and have been duly authorized by all necessary corporate action properly taken, have received all necessary governmental approvals, if any were required, and do not and will not contravene or conflict with any provision of law, any applicable judgment, ordinance, regulation or order of any court or governmental agency, the charter or by-laws of Borrower or any agreement binding upon Borrower or its properties. The officer(s) executing this Agreement, the Notes and all of the other Loan Documents to which Borrower is a party are duly authorized to act on behalf of Borrower.

         4.3 Validity and Binding Effect. This Agreement and the other Loan Documents are the legal, valid and binding obligations of the parties thereto, enforceable in accordance with their respective terms, subject to bankruptcy and other creditor's rights laws and equitable principles.

         4.4 Other Transactions. There are no prior loans, liens, security interests, agreements or other financings upon which Borrower is obligated or by which Borrower is bound that will in any way permit any third person to have or obtain priority over Lender as to any of the collateral security granted to Lender pursuant to this Agreement and the Security Instruments. Consummation of the transactions hereby contemplated and the performance of the obligations of Borrower under and by

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
virtue of the Loan Documents to which Borrower is a party will not result in any breach of, or constitute a default under, any mortgage, security deed or agreement, deed of trust, lease, bank loan or credit agreement, corporate charter or by-laws, agreement or certificate of limited partnership, partnership agreement, license, franchise or any other instrument or agreement to which Borrower is a party or by which Borrower or its properties may be bound or affected.

         4.5 Litigation. There are no actions, suits or proceedings pending, or, to the knowledge of Borrower, threatened, against or affecting Borrower or involving the validity or enforceability of any of the Loan Documents or the priority of the liens thereof, at law or in equity, or before any governmental or administrative agency, except actions, suits and proceedings that are fully covered by insurance and that, if adversely determined, would not impair the ability of Borrower to perform each and every one of its obligations under and by virtue of the Loan Documents; and to Borrower's knowledge, Borrower is not in default with respect to any order, writ, injunction, decree or demand of any court or any governmental authority.

         4.6 Financial Statements. All financial statements of Borrower heretofore delivered to Lender are true and correct in all material respects, have been prepared in accordance with generally accepted accounting principles consistently applied, and fairly present the financial conditions of the subjects thereof as of the dates thereof. No material adverse change has occurred in the financial condition of Borrower since the dates thereof, and no additional borrowings have been made by Borrower since the date thereof.

         4.7 No Defaults. No default or event of default by Borrower exists under this Agreement or any of the other Loan Documents, or under any other instrument or agreement to which Borrower is a party or by which Borrower or its properties may be bound or affected, and no event has occurred and is continuing that with notice or the passage of time or both would constitute a default or event of default thereunder.

         4.8 Compliance With Law. To the best of its knowledge, Borrower has obtained all necessary licenses, permits and governmental approvals and authorizations necessary or proper in order to conduct its business and affairs as heretofore conducted and as hereafter intended to be conducted. Borrower is in compliance with all laws, regulations, decrees and orders applicable to it (including but not limited to laws, regulations, decrees and orders relating to environmental, occupational and health standards and controls, antitrust, monopoly, restraint of trade or unfair competition), except to the extent that noncompliance, in the aggregate, cannot reasonably be expected to have a material adverse effect on its business, operations, property or financial condition and will not materially adversely affect its ability to perform its obligations under the Loan Documents to which it is a party. Borrower has not received, and does not expect to receive, any order or notice of any violation or claim of violation of any law, regulation, decree, rule, judgment or order of any governmental authority or agency relating to the ownership and/or operation of its properties, as to which the cost of compliance is or might be material and the consequences of noncompliance would or might be materially adverse to its business, operations, property or financial condition, or which would or might impair its ability to perform its obligations under the Loan Documents to which it is a party.


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
         4.9      Environmental Matters.

                  (a) As used in this Section 4.9 and in Section 5.11 hereof, the following terms shall have the indicated meanings:

                  "Business" means all of Borrower's assets, both real and personal, tangible and intangible, now existing or hereafter acquired and wherever located, and all of Borrower's current and future business operations at all locations and in all jurisdictions.

                  "Environmental Authorities" means all federal, state and local governmental bodies, authorities or agencies and all public corporations created and/or empowered to administer, regulate and/or enforce Environmental Laws, including without limitation the U.S. Environmental Protection Agency.

                  "Environmental Laws" means any and all federal, state, regional, county or local laws, statutes, rules, regulations or ordinances relating to the generation, recycling, use, reuse, sale, storage, handling, transport, treatment or disposal of Hazardous Materials, including without limitation the Comprehensive Environmental Response Compensation Liability Act of 1980, as amended by the Superfund Amendments and Reauthorization Act of 1986, 42 U.S.C. ss.9601 et seq. ("CERCLA"), the Resource Conservation and Recovery Act of 1976, as amended by the Solid and Hazardous Waste Amendments of 1984, 42 U.S.C. ss.6901 et seq. ("RCRA"), the Tennessee Hazardous Waste Management Act, T.C.A. ss.68-46-101 et seq., and any rules, regulations and guidance documents promulgated or published thereunder, and any state, regional, county or local statute, law, rule, regulation or ordinance relating to public health, safety or the discharge, emission or disposal of Hazardous Materials or Hazardous Wastes in or to air, water, land or groundwater, to the withdrawal or use of groundwater, to the use, handling or disposal or asbestos, polychlorinated biphenyls, petroleum, petroleum derivatives or by-products, other hydrocarbons or urea formaldehyde, to the treatment, storage, disposal or management of Hazardous Materials, to exposure to Hazardous Materials, to the transportation, storage, disposal, management or release of gaseous or liquid substances, and any regulation, order, injunction, judgment, declaration, notice or demand issued thereunder.

                  "Hazardous Materials" means any hazardous, toxic or dangerous materials, substances, chemicals, waste or pollutants that from time to time are defined by or pursuant to or are regulated under any Environmental Laws, including without limitation asbestos, polychlorinated biphenyls, petroleum, petroleum derivatives or by-products, other hydrocarbons, urea formaldehyde and any material, substance, pollutant or waste that is defined as a hazardous waste under RCRA or defined as a hazardous substance under CERCLA.

                  "Hazardous Wastes" means Hazardous Materials that are or become "wastes" or "solid wastes" as such terms are used in RCRA.

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
                  "Property"   means  all  real   property   now  or   hereafter
                  constituting a part of, or otherwise used or operated by Borrower in connection with, the Business.

                  (b) Borrower represents and warrants to Lender as follows:

                           (i) The  Property  is being  operated  by Borrower in
                  material compliance with Environmental Laws, and Borrower has obtained, maintained and is in good standing under all approvals, consents, certificates, licenses and permits required by Environmental Laws with respect to the Property.

                           (ii) To Borrower's knowledge, the Property is free of
                  all Hazardous Wastes and is free of all Hazardous materials other than those maintained therein or thereon in full compliance with Environmental Laws. Borrower has not caused or permitted the Property to be used to generate, manufacture, refine, transport, treat, store, handle, dispose, transfer, produce or process Hazardous Materials except in full compliance with Environmental Laws.

                           (iii) Borrower has not received notice, and has no knowledge, of any material noncompliance with or violation of any Environmental Laws with respect to the Property or the Business.

         4.10 No Burdensome Restrictions. No instrument, document or agreement to which Borrower is a party or by which it or its properties may be bound or affected materially adversely affects, or may reasonably be expected so to materially and adversely affect, the business, operations, property or financial condition thereof.

         4.11 Taxes. Borrower has filed or caused to be filed all tax returns that to its knowledge are required to be filed (except for returns that have been appropriately extended), and has paid all taxes shown to be due and payable on said returns and all other taxes, impositions, assessments, fees or other charges imposed on it by any governmental authority, agency or instrumentality, prior to any delinquency with respect thereto (other than taxes, impositions, assessments, fees and charges currently being contested in good faith by appropriate proceedings, for which appropriate amounts have been reserved). To the best of Borrower's knowledge, no tax liens have been filed against Borrower or any of the property thereof.

         4.12     Year 2000 Representations and Warranties.

                  (a) Borrower has (i) begun analyzing the operations of Borrower and its subsidiaries and affiliates that could be adversely affected by failure to become Year 2000 compliant (that is, that computer applications, imbedded microchips and other systems will be able to perform date-sensitive functions prior to and after December 31, 1999) and; (ii) developed a plan for becoming Year 2000 compliant in a timely manner, the implementation of which is on schedule in all material respects. Borrower reasonably believes that it will become Year 2000 compliant for its operations and those of its subsidiaries and affiliates on a timely basis except to the extent that a failure to do so could not reasonably be expected to have a material adverse effect upon the financial condition of Borrower.

                  (b) Borrower reasonably believes any suppliers and vendors that are material to the operations of Borrower or its subsidiaries and affiliates will be Year 2000 compliant for their own computer applications except to the extent that a failure to do so could not reasonably be expected to have a material adverse effect upon the financial condition of Borrower.

                  (c) Borrower will promptly notify Bank in the event Borrower determines that any computer application which is material to the operations of Borrower, its subsidiaries or any of its material vendors or suppliers will not be fully Year 2000 compliant on a timely basis, except to the extent that such failure could not reasonably be expected to have a material adverse effect upon the financial condition of Borrower.

                                    ARTICLE V

                            COVENANTS AND AGREEMENTS

         Borrower covenants and agrees that during the term of this Agreement:

         5.1 Payment of Obligations. Borrower shall pay the indebtednesses evidenced by the Notes according to the tenor thereof, and shall timely pay or perform, as the case may be, all of the other Obligations.

         5.2 Further Assurances. Borrower will take all actions requested by Lender to create and maintain in Lender's favor valid liens upon, security titles to and/or perfected security interests in the collateral security described in the Security Instruments and all other security for the Obligations now or hereafter held by or for Lender. Without limiting the foregoing, Borrower agrees to execute such further instruments (including financing statements and continuation statements) as may be required or permitted by any law relating to notices of, or affidavits in connection with, the perfection of Lender's security interests, and to cooperate with Lender in the filing or recording and renewal thereof.

         5.3      Financial Statements.  Borrower shall furnish to Lender:

                  (a) as soon as practicable and in any event within the earlier of one-hundred twenty (120) days after the end of each fiscal year of Borrower and Parent or five (5) days after such items are filed with the United States Securities Exchange Commission ("SEC") or delivered to the Borrower's or Parent's shareholders (i) a consolidated and consolidating balance sheet of Borrower and Parent as of the close of such fiscal year, the related statements of income, cash flow and shareholders' equity for such fiscal year and all notes to such financial statements, all in reasonable detail, prepared in accordance with generally accepted accounting principles consistently applied, audited in accordance with generally accepted auditing standards by independent certified public accountants satisfactory to Lender, and accompanied by the unqualified favorable opinion of such accountants, and (ii)

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

         a certificate of the chief financial officer of Borrower, stating that Borrower has kept, observed, performed and fulfilled each covenant, term and condition of this Agreement and the other Loan Documents during the preceding fiscal year and that no Event of Default hereunder has occurred and is continuing (or if an Event of Default has occurred and is continuing, specifying the nature of same, the period of existence of same and the action Borrower proposes to take in connection therewith) together with a schedule in form satisfactory to Lender of the computations used by Borrower in determining, as of the end of such fiscal year, compliance with all financial covenants contained herein;

                  (b) as soon as practicable and in any event within the earlier of forty-five (45) days after the end of each fiscal quarter of Borrower's and Parent's fiscal year or five (5) days after such items are filed with the SEC or delivered to Borrower's or Parent's shareholders, (i) a consolidated and consolidating balance sheet of Borrower and Parent as of the close of such fiscal quarter, and the related statements of income, cash flow and shareholders' equity for such fiscal quarter, all in reasonable detail, and prepared in accordance with generally accepted accounting principles consistently applied, certified by the chief financial officer of Borrower, and (ii) a certificate of the chief executive or chief financial officer of Borrower, stating that Borrower has kept, observed, performed and fulfilled each covenant, term and condition of this Agreement and the other Loan Documents during the preceding month and that no Event of Default hereunder has occurred and is continuing (or if an Event of Default has occurred and is continuing, specifying the nature of same, the period of existence of same and the action Borrower proposes to take in connection therewith) together with a schedule in form satisfactory to Lender of the computations used by Borrower in determining, as of the end of such fiscal quarter, compliance with all financial covenants contained herein;

                  (c) as soon as practicable and in any event within twenty (20) days after the end of each month, (i) a complete listing, in form acceptable to Lender, of all of Borrower's receivables (by obligor, age of receivable and dollar value per obligor and age category), (ii) a contract report and backlog report, (iii) a report setting forth the percentage of completion of all Furnace Projects financed with the proceeds of the Loan, and (iv) a completed Borrowing Base Certificate in the form attached hereto as Exhibit B; all as of the end of the immediately preceding month, and, where applicable, in sufficient detail to allow Lender to verify the calculations set forth in the Borrowing Base Certificate;

                  (d) promptly upon receipt thereof, copies of all accountants' reports and accompanying financial reports submitted to Borrower by independent accountants in connection with each annual examination of Borrower;

                   (e) to the extent not delivered pursuant to the foregoing subsections of this Section 5.3, within five (5) days of their delivery to the SEC or the Parent's or Borrower's shareholders, all Form 10-Ks, Form 10-Qs and other filings made by Borrower or Parent with the SEC and all annual reports and proxy statements with regard to Borrower and Parent;

                  (f) with reasonable promptness, such other financial data as Lender reasonably may request.

         5.4 Maintenance of Books and Records; Inspection. Borrower shall maintain its books, accounts and records in accordance with generally accepted accounting principles consistently applied, and permit any person designated by Lender in writing to visit and inspect any of its properties (including but not limited to the collateral security described in the Security Instruments), corporate books and financial records, and to discuss its accounts, affairs and finances with Borrower or the principal officers of Borrower during reasonable business hours, all at such times as Lender reasonably may request.

         5.5 Insurance. Without limiting any of the requirements of any of the other Loan Documents, Borrower will maintain, in amounts satisfactory to Lender
(a) commercial general liability insurance on an "occurrence" basis, against claims for "personal injury" (including but not limited to bodily injury, death or property damage), (b) worker's compensation insurance (or maintained a legally sufficient amount of self insurance against workers' compensation liabilities, with adequate reserves, under a plan approved by Lender), (c) "all-risk" casualty insurance with standard exceptions on its properties (including but not limited to the collateral security now or hereafter securing payment and performance of the Obligations), against such hazards and in at least such amounts as is customary in Borrower's business, (d) rent or business interruption insurance against loss of income arising out of damage or destruction by such hazards as presently are included in so-called "all-risk coverage", and (e) such other insurance in such amounts as Lender from time to time may reasonably require against other insurance hazards that the time are commonly insured against by persons engaged in enterprises or activities similar to those of Borrower. At the request of Lender, Borrower will deliver forthwith a certificate executed by a duly authorized officer of Borrower, specifying the details of such insurance in effect. All policies of casualty insurance shall provide that such insurance shall be payable to Borrower and Lender as their respective interests may appear, and that at least thirty (30) days' prior written notice of cancellation or modification of the policy shall be given to Lender by the insurer. Borrower agrees that there shall be no recourse against Lender for the payment of premiums, commissions, assessments or advances in respect of any such policy, and at Lender's request will provide Lender with the agreement of the insurer(s) to this effect. At the request of Lender, all such policies shall be delivered to and held by Lender. Upon an Event of Default, Lender may, at its option, act as attorney for Borrower in obtaining, adjusting, settling and canceling such insurance and endorsing any drafts with respect thereto, and this power, being coupled with an interest, shall be irrevocable prior to payment in full of the Obligations and performance of all of the obligations of Borrower to Lender in connection therewith.

         5.6 Taxes and Assessments; Tax Indemnity. Borrower will (a) file all tax returns and appropriate schedules thereto that are required to be filed under applicable law, prior to the date of delinquency, (b) pay and discharge all taxes, assessments and governmental charges or levies imposed upon Borrower, upon its income and profits or upon any properties belonging to it, prior to the date on which penalties attach thereto, and (c) pay all taxes, assessments and governmental charges or levies that, if unpaid, might become a lien or charge upon any of its properties; provided, however, that Borrower in good faith may contest any such tax, assessment, governmental charge or levy so long as appropriate reserves are maintained with respect thereto. If any tax is or may be imposed by any governmental entity in respect of sales of Borrower's inventory or the merchandise that is the subject of such sales, or as a result of any other transaction of Borrower, which tax Lender is or may be required to withhold or pay, Borrower agrees to indemnify Lender and hold Lender harmless in connection with such taxes, and Borrower will immediately reimburse Lender for any such taxes paid by Lender and added to the Obligations pursuant to the terms hereof.

         5.7 Corporate Existence. Borrower shall maintain its corporate existence and good standing in the state of its incorporation, and its qualification and good standing as a foreign corporation in Tennessee and in each other jurisdiction in which such qualification is necessary pursuant to applicable law.

         5.8 Compliance with Law and Other Agreements. Borrower shall maintain its business operations and property owned or used in connection therewith in compliance with (a) all applicable federal, state and local laws, regulations and ordinances governing such business operations and the use and ownership of such property, and (b) all agreements, licenses, franchises, indentures and mortgages to which Borrower is a party or by which Borrower or any of its properties is bound. Without limiting the foregoing, Borrower will pay all of its indebtedness promptly in accordance with the terms thereof.

         5.9 Notice of Default. Borrower shall give written notice to Lender of the occurrence of any default, event of default or Event of Default under this Agreement or any other Loan Document promptly upon the occurrence thereof.

         5.10 Notice of Litigation. Borrower shall give notice, in writing, to Lender of (a) any actions, suits or proceedings wherein the amount at issue is in excess of $100,000 and is not covered by insurance, instituted by any persons whomsoever against Borrower, or affecting any of Borrower's assets in connection with any applicable federal, state or local laws or regulations, and (b) any dispute, not resolved within sixty (60) days of the commencement thereof, between Borrower on the one hand and any governmental regulatory body on the other hand, which dispute might interfere with the normal operations of Borrower.

         5.11     Environmental Matters.

                  (a) Borrower will cause the Property to remain free of all Hazardous Wastes, and to remain free of all Hazardous Materials other than those maintained therein or thereon in full compliance with Environmental Laws. Borrower will not cause or permit the Property to be used to generate, manufacture, refine, transport, treat, store, handle, dispose, transfer, produce or process Hazardous Materials except in full compliance with Environmental Laws.

                  (b) Borrower will notify lender immediately if it receives any notice or obtains knowledge of any noncompliance with or violation of any Environmental Laws with respect to the Property or the Business.

                  (c) In the event that Hazardous Materials unrelated to the Business, or Hazardous Wastes, are discovered on or are brought onto the Property, Borrower will cause such

         Hazardous Materials or Hazardous Wastes to be removed and disposed of promptly and in full compliance with Environmental Laws. Borrower will provide Lender prior written notice of such removal and disposal actions.

                  (d) Borrower will comply with all Environmental Laws in all jurisdictions in which Borrower operates, now or in the future, and will comply with all environmental Laws that in the future become applicable to the Property or the Business.

         5.12 ERISA Plan. If Borrower has in effect, or hereafter institutes (with Lender's consent, as hereinafter provided), a pension plan that is subject to the requirements of Title IV of the Employee Retirement Income Security Act of 1974, Pub. L. No. 93-406, September 2, 1974, 88 Stat. 829, 29 U.S.C.A. ss.
1001 et seq. (1975), as amended from time to time ("ERISA"), then the following warranty and covenants shall be applicable during such period as any such plan (the "Plan") shall be in effect: (a) Borrower hereby warrants that no fact that might constitute grounds for the involuntary termination of the Plan, or for the appointment by the appropriate United States District Court of a trustee to administer the Plan, exists at the time of execution of this Agreement, (b) Borrower hereby covenants that throughout the existence of the Plan, Borrower's contributions under the Plan will meet the minimum funding standards required by ERISA and Borrower will not institute a distress termination of the Plan, (c) Borrower hereby covenants that the Plan's annual financial and actuarial statements and the Plan's annual Form 5500 information return will be timely filed with the Internal Revenue Service and a copy delivered to Lender upon Lender's request and (d) Borrower covenants that it will send to Lender a copy of any notice of a reportable event (as defined in ERISA) required by ERISA to be filed with the Labor Department or the Pension Benefit Guaranty Corporation, at the time that such notice is so filed.

         No Plan shall be instituted by Borrower unless Lender shall have given its written consent thereto, which consent shall not be unreasonably withheld.

         5.13 Obligations of Borrower With Respect to Receivables. By the execution of this Agreement, Lender shall not be obligated to do or perform any of the acts or things provided in any contracts subject to the security interest granted by the Security Instruments to be done or performed by Borrower, but upon the occurrence of an Event of Default, Lender may, at its election, perform some or all of the obligations provided in said contracts to be performed by Borrower, and if Lender incurs any liability or expenses by reason thereof, same shall be payable by Borrower upon demand and same shall also be secured by this Agreement and the other Loan Documents. Upon the occurrence of an Event of Default, Borrower will, on request from Lender, submit to Lender duplicate copies of all invoices on outstanding receivables subject to Lender's security interest. Lender shall have the right to notify the account debtors obligated on any or all of Borrower's receivables to make payment thereof direct to Lender, and to take control of all proceeds of any such receivables, which right Lender may exercise at any time whether or not Borrower is then in default hereunder or was theretofore making collections thereon. Until such time as Lender elects to exercise such right by giving Borrower written notice thereof, Borrower is authorized, as agent of Lender, to collect and enforce said receivables. If Lender requests, Borrower will forthwith on receipt of all checks, drafts, cash and other remittances in payment of inventory sold, or in payment on account of Borrower's receivables, deposit the same in a special bank account maintained with

Lender over which Lender alone has power of withdrawal. Said proceeds shall be deposited in precisely the form received, except for the indorsement of Borrower where necessary to permit collection of items, which indorsement Borrower agrees to make, and which Lender is also hereby authorized to make on Borrower's behalf. Pending such deposit, Borrower agrees that it will not commingle any such checks, drafts, cash or other remittances with any of Borrower's other funds or property, but will hold them separate and apart therefrom and in trust for Lender until deposit thereof is made in the special account. The funds in said account shall be held by Lender as additional security for the Obligations. Lender will, at least once a week, apply the whole or any part of the collected funds on deposit in the special account against the Obligations; the amount, order and method of such application to be in the discretion of Lender. Any portion of said funds on deposit in the special account that Lender elects not to so apply or that exceed the amount owed to Lender hereunder shall, at the election of Lender, be paid over by Lender to Borrower or held by Lender as security for the Obligations.

         5.14     Borrowing Base and Other Limitations on Advances.

         (a) As used in this Section 5.14, the following terms shall have the definitions set forth below:

                  "Approved Eligible Receivables" shall refer to Eligible Receivables (as defined below) arising from contracts that are between Borrower and another party of sufficient credit strength that such other party is approved in writing by Lender;

                  "Eligible Inventory" shall refer to Borrower's inventory computed on a "first in, first out" basis, excluding inventory that in Lender's judgment is obsolete or otherwise unmarketable. Inventory shall be valued at the lesser of cost or market, with such adjustments thereto as Lender shall deem necessary or appropriate;

                  "Eligible Receivables" shall refer to Borrower's accounts receivable that are due and payable not more than ninety (90) days after the invoice date, including accounts receivable that relate to payments that the obligor is legally required to make in advance of performance by Borrower but excluding accounts receivable that are more than ninety (30) days past due and further excluding all returns, allowances, discounts, credits and intra-company items, all items payable from any account obligor from whom twenty-five percent (25%) or more of such obligor's aggregate outstanding balance on all items owed to Borrowers are more than ninety (90) days past due, the amount by which the aggregate amount owing from any account obligor exceeds ten percent (10%) of Borrowers' total receivables, and all other items Lender reasonably determines to be ineligible;

                  "Loan" shall refer to the aggregate of the outstanding principal balance of, and all past due interest on, the Initial Note for the period from the date hereof through July 31, 1999, and thereafter the aggregate of the outstanding principal balance of, and all past due interest on, the Term Note and the Revolving Line Note;

                  "New Equipment" shall refer to equipment owned by Borrower that has not been placed in service prior to its acquisition by Borrower and has not been placed in service by Borrower more than nine
         (9) months prior to the date hereof; and

                  "Used Equipment" shall refer to all equipment owned by the Borrower other than New Equipment.

         (b) At no time will the Loan, exceed the sum of (a) eighty-five percent (85%) of Approved Eligible Receivables, plus (b) eighty percent (80%) of
Eligible Receivables (exclusive of Approved Eligible Receivables), plus (c) fifty percent (50%) of Eligible Inventory, plus (d) the lesser of (i) seventy-five percent (75%) of the fair market value of New Equipment as determined by an appraisal satisfactory to Lender, or (ii) one hundred percent (100%) of the cost of New Equipment, plus (e) fifty percent (50%) of the orderly liquidation value, as determined by an appraisal satisfactory to Lender, of all Used Equipment.

         (c) Notwithstanding any other provision to the contrary, upon Borrower's satisfaction of all conditions precedent in this Agreement, Lender shall advance to Borrower one hundred percent (100%) of the costs incurred by Borrower for the Existing Furnace Project, including costs incurred prior to the date hereof, up to 75% of the appraised value of the Existing Furnace Project. Also notwithstanding any other provision hereof, the amount advanced relative to each furnace constituting the New Furnace Project shall not exceed the lesser of
(i) 75% of the percentage of completion for the benchmark for which the advance relates as shown on Exhibit C multiplied by the appraised value of the furnace or (ii) 100% of the costs incurred by Borrower relative to such furnace since the last advance (if any) to pay the costs of such furnace.

         5.15 Mergers, Consolidations, Acquisitions and Sales. Without the prior written consent of Lender, Borrower will not (a) be a party to any merger, consolidation or corporate reorganization, nor (b) purchase or otherwise acquire all or substantially all of the assets or stock of, or any partnership or joint venture interest in, any other person, firm or entity, nor (c) sell, transfer, convey, grant a security interest in or lease all or any substantial part of its assets, nor (d) create any subsidiaries nor convey any of its assets to any subsidiary.

         5.16 Management; Ownership. The ownership, executive staff and management of Borrower and Parent are material factors in Lender's willingness to institute and maintain a lending relationship with Borrower. Borrower will not permit any significant change in the ownership, executive staff or management of Borrower or Parent without the prior written consent of Lender.

         5.17 Guaranties; Loans. Borrower shall not guarantee nor be liable in any manner, whether directly or indirectly, or become contingently liable after the date of this Agreement in connection with the obligations or indebtedness of any person or persons whomsoever, except for the indorsement of negotiable instruments payable to Borrower for deposit or collection in the ordinary course of business. Borrower shall not make any loan, advance or extension of credit to any person other than in the normal course of its business.

         5.18 Debt. Without the prior written consent of Lender, Borrower shall not create, incur, assume or suffer to exist indebtedness of any description whatsoever, excluding (a) the indebtednesses evidenced by the Notes, (b) trade accounts payable and accrued expenses incurred in the ordinary course of business, (c) the indorsement of negotiable instruments payable to Borrower for deposit or collection in the ordinary course of business, (d) bonds or other indebtedness incurred in connection with any self-insurance plans, (e) debt subordinated to the Loan in payment and priority by writing satisfactory to Lender, and (f) other indebtedness not to exceed the aggregate amount of $25,000 per year.

         5.19 Prepayment of Indebtedness. Borrower shall not pay or prepay any long-term indebtedness (other than the indebtedness evidenced hereby and by the Notes) prior to the time that the same is due and payable according to its stated terms. For purposes of this Section 5.19, "long-term indebtedness" shall mean debt obligations with a term of one year or more.

         5.20 Dividends and Redemptions. Without the prior written consent of Lender, Borrower shall not (a) declare or pay, or set aside any sum for the payment of, any dividends or make any other distribution upon any shares of its capital stock of any class, or (b) purchase, redeem or otherwise acquire for value any shares of its capital stock of any class, or commit to do any of same, or set aside any sum therefor, or permit any subsidiary to purchase or acquire for value any shares of its capital stock of any class, or commit do to any of the same, or set aside any sum therefor.

         5.21 Debt to Worth Ratio. Borrower at all times will maintain a ratio of total liabilities less the principal amount of the Subordinated Note to tangible net worth plus the principal amount of the Subordinated Note of not more than 2.50 to 1.0 for the period from the date hereof through May 31, 2000,
2.25 to 1.0 for the period  from June 1, 2000  through  May 31, 2001 and 2.00 to
1.0 for the  period  from  June 1, 2001 and  thereafter.  For  purposes  of this
Section 3.21, "tangible net worth" shall refer to the excess of Borrower's total assets over the sum of its intangible assets, all determined in accordance with generally accepted accounting principles consistently applied.

         5.22 Fixed Charge Coverage Ratio. Borrower will maintain, as of the end of each fiscal quarter, for such fiscal quarter and the immediately preceding three fiscal quarters in the aggregate, a ratio of net income before interest expense, income taxes, depreciation and amortization to interest expense (including interest expense on the Subordinated Note) plus scheduled principal payments (including principal payments on the Subordinated Note) plus capital lease expenses plus capital expenditures (but excluding capital expenditures funded with the proceeds of the Loan) plus income taxes, all determined in accordance with generally accepted accounting principles consistently applied, of not less than (a) 1.15 to 1.0 for the period from the date hereof through May 31, 2001, and (b) 1.20 to 1.0 for the period from June 1, 2001 and thereafter.

         5.23 Funded Debt Coverage Ratio. Beginning on June 1, 1999, Borrower will maintain, as of the end of each fiscal quarter for such fiscal quarter and the immediately preceding three fiscal quarters in the aggregate, a ratio of funded debt to net income before interest expense, income taxes, depreciation and amortization, all determined in accordance with generally accepted accounting principles consistently applied, of not greater than (a) 3.50 to 1.0 for the period from the date hereof through May 31, 2000, (b) 3.00 to 1.0 for the period from June 1, 2000 through May 31, 2001, and

(c) 2.50 to 1.0 for the period from June 1, 2001 and thereafter. For purposes of this covenant, "funded debt" shall mean all indebtedness for which the Borrower and its creditors have entered into a contractual arrangement for repayment and compensation for risk, including, but not limited to, the Loan.

         5.24 Current Ratio. Borrower at all times will maintain a ratio of current assets to current liabilities of not less than (a) .30 to 1.00 for the period from the date hereof through May 31, 2000, and (b) .50 for the period from June 1, 2000 and thereafter. For purposes of this covenant, "current assets" shall refer to cash, accounts receivable and marketable securities but not inventory, and "current liabilities" shall refer to any indebtedness due and payable within one year from the date of Borrower's most recent quarterly balance sheet, all determined in accordance with generally accepted accounting principles consistently applied.

                                   ARTICLE VI

                              DEFAULT AND REMEDIES

         6.1 Events of Default. The occurrence of any of the following shall constitute an Event of Default hereunder:

                  (a) Failure to make payment of any principal of or interest on the indebtedness evidenced by the Notes in accordance with the terms of the Notes;

                  (b) Any representation by Borrower as to any material matter hereunder or under any of the other Loan Documents, or delivery by Borrower of any schedule, statement, resolution, report, certificate, notice or writing to Lender that is untrue in any material respect on the date as of which the facts set forth therein are stated or certified;

                  (c) The Borrower shall breach or fail to perform any term, covenant warranty or agreement contained in Section 5.7 ("Corporate Existence"), Section 5.15 ("Mergers, Consolidations, Acquisitions and Sales"), Section 5.21 ("Debt to Worth Ratio"), Section 5.22 ("Fixed Charge Coverage Ratio"), Section 5.23 ("Funded Debt Coverage Ratio"), or Section 5.24 ("Current Ratio");

                  (d) Failure of Borrower to perform any of its obligations under this Agreement, the Notes, any of the Security Instruments or any of the other Loan Documents other than those described in (a), (b) or
         (c) above, provided, however, that such failure shall not constitute a default if such failure is remedied within fifteen (15) days of notice of such default from Lender;

                  (e) Borrower (i) shall generally not pay or shall be unable to pay its debts as such debts become due; or (ii) shall make an assignment for the benefit of creditors or petition or apply to any tribunal for the appointment of a custodian, receiver or trustee for it or a substantial part of its assets; or (iii) shall commence any proceeding under any bankruptcy, reorganization, arrangement, readjustment of debt, dissolution or liquidation law or statute of any jurisdiction, whether now or hereafter in effect; or (iv) shall have had any such petition or application filed or any such proceeding commenced against it in which an order for relief is entered or an adjudication or appointment is made; or (v) shall indicate, by any act or omission, its consent to, approval of or acquiescence in any such petition, application, proceeding or order for relief or the appointment of a custodian, receiver or trustee for it or a substantial part of its assets; or (vi) shall suffer any such custodianship, receivership or trusteeship to continue undischarged for a period of thirty (30) days or more;

                  (f) Borrower shall be liquidated, dissolved or terminated, or the charter or certificate of authority thereof shall expire or be revoked;

                  (g) A default or event of default shall occur under any of the other Loan Documents subject to any applicable cure periods;

                  (h)  Borrower   shall   default  in  the  timely   payment  or
         performance of any obligation now or hereafter owed to Lender in connection with any other indebtedness of Borrower now or hereafter owed to Lender, subject to any applicable cure period;

                  (h) Parent shall default in any obligation it may have to PNC Bank; or

                  (i) Lender shall reasonably suspect the occurrence of one or more of the aforesaid Events of Default and Borrower, upon the request of Lender, shall fail to provide evidence reasonably satisfactory to Lender that such event or Events of Default have not in fact occurred.

         6.2 Acceleration of Maturity; Remedies. Upon the occurrence of any Event of Default described in subsection 6.1(e) hereof as it relates to Borrower, the indebtednesses evidenced by the Notes as well as any and all other indebtedness of Borrower to Lender shall be immediately due and payable in full; and upon the occurrence of any other Event of Default described above, Lender at any time thereafter may at its option accelerate the maturity of the indebtednesses evidenced by the Notes as well as any and all other indebtedness of Borrower to Lender; all without notice of any kind. Upon the occurrence of any such Event of Default and the acceleration of the maturity of the indebtednesses evidenced by the Notes:

                  (a) any obligation of Lender to advance any theretofore undisbursed proceeds of the Loan shall immediately cease and be of no further force nor effect, and Lender shall be immediately entitled to exercise any and all rights and remedies possessed by Lender pursuant to the terms of the Security Instruments and all of the other Loan Documents;

                  (b) Lender shall have all of the rights and remedies of a secured party under the Uniform Commercial Code as adopted in the State of Tennessee; and

                  (c) Lender shall have any and all other rights and remedies that Lender may now or hereafter possess at law, in equity or by statute.

         6.3 Remedies Cumulative; No Waiver. No right, power or remedy conferred upon or reserved to Lender by this Agreement or any of the other Loan Documents is intended to be exclusive of any other right, power or remedy, but each and every such right, power and remedy shall be cumulative and concurrent and shall be in addition to any other right, power and remedy given hereunder, under any of the other Loan Documents or now or hereafter existing at law, in equity or by statute. No delay or omission by Lender to exercise any right, power or remedy accruing upon the occurrence of any Event of Default shall exhaust or impair any such right, power or remedy or shall be construed to be a waiver of any such Event of Default or an acquiescence therein, and every right, power and remedy given by this Agreement and the other Loan Documents to Lender may be exercised from time to time and as often as may be deemed expedient by Lender.

         6.4 Proceeds of Remedies. Any or all proceeds resulting from the exercise of any or all of the foregoing remedies shall be applied as set forth in the Loan Document(s) providing the remedy or remedies exercised; if none is specified, or if the remedy is provided by this Agreement, then as follows:

                  First,  to  the  costs  and  expenses,   including  reasonable
         attorney's fees, incurred by Lender in connection with the exercise of its remedies;

                  Second, to the expenses of curing the default that has occurred, in the event that Lender elects, in its sole discretion, to cure the default that has occurred;

                  Third, to the payment of the Obligations, including but not limited to the payment of the principal of and interest on the indebtednesses evidenced by the Notes, in such order of priority as Lender shall determine in its sole discretion; and

                  Fourth, the remainder, if any, to Borrower or to any other person lawfully thereunto entitled.

                                   ARTICLE VII

                                  MISCELLANEOUS

         7.1      Performance By Lender.

                  (a) Lender may file one or more financing statements disclosing Lender's security interests under this Agreement and the other Loan Documents, and Borrower shall pay the costs of, or incidental to, any recording or filing of any financing statements concerning the collateral security described in the Security Instruments. Borrower agrees that a carbon, photographic, photostatic or other reproduction of this Agreement or any other Security Instrument or of a financing statement is sufficient as a financing statement.

                  (b) If Borrower shall default in the payment, performance or observance of any covenant, term or condition of this Agreement, Lender may, at its option, pay, perform or observe the same, and all payments made or costs or expenses incurred by Lender in connection therewith (including but not limited to reasonable attorney's fees), with interest thereon at the greatest default rate provided in the Notes (if none, then at the maximum rate from time to time allowed by applicable law), shall be immediately repaid to Lender by Borrower and shall constitute a part of the Obligations secured by the Security Instruments until fully repaid. Lender shall be the sole judge of the necessity for any such actions and of the amounts to be paid.

         7.2 Successors and Assigns Included in Parties. Whenever in this Agreement one of the parties hereto is named or referred to, the heirs, legal representatives, successors, successors-in-title and assigns of such parties shall be included, and all covenants and agreements contained in this Agreement by or on behalf of Borrower or by or on behalf of Lender shall bind and inure to the benefit of their respective heirs, legal representatives, successors-in-title and assigns, whether so expressed or not.

         7.3 Independence of Covenants. All covenants hereunder shall be given independent effect so that if a particular action or condition is not permitted by any of such covenants, the fact that it would be permitted by an exception to, or otherwise would be within the limitations of, another covenant shall not avoid the occurrence of an Event of Default if such action is taken or condition exists.

         7.4 Integration. This Agreement and the Loan Documents contain the entire agreement among the parties relating to the subject matter hereof and supersede all oral statements and prior writings with respect thereto. The execution and delivery of this Agreement and the other Loan Documents by Borrower were not based upon any facts or materials provided by Lender, nor was Borrower induced or influenced to execute and deliver this Agreement or any other Loan Document by any representation, statement, analysis or promise made by Lender.

         7.5 Amendments, Etc. No amendment, modification, termination or waiver of any provision of any Loan Document to which Borrower is a party, nor consent to any departure by Borrower from compliance with the terms of any Loan Document to which it is a party, shall be effective unless the same shall be in writing and signed on behalf of Lender by a duly authorized officer of Lender, and then such waiver or consent shall be effective only in the specific instance and for the specific purpose for which given.

         7.6 Costs and Expenses. Lender shall not incur any cost or expense whatsoever in connection with the making, administration, servicing or collection of the Loan. Borrower agrees to pay on demand all costs and expenses, including but not limited to filing fees, recording taxes, insurance premiums and reasonable attorney's fees, promptly upon demand of Lender.

         7.7 Assignment. The Notes, this Agreement and the other Loan Documents may be endorsed, assigned and/or transferred in whole or in part by Lender, and any such holder and/or assignee of the same shall succeed to and be possessed of the rights and powers of Lender under all of the same to the extent transferred and assigned. Lender may grant participations in all or any portion of its interest in the indebtednesses evidenced by the Notes. Borrower shall not assign any of its rights nor delegate any of its duties hereunder or under any of the other Loan Documents without the prior express written consent of Lender.

         7.8 Time of the Essence. Time is of the essence with respect to each and every covenant, agreement and obligation of Borrower hereunder and under all of the other Loan Documents.

         7.9 Severability. If any provision(s) of this Agreement or the application thereof to any person or circumstance shall be invalid or unenforceable to any extent, the remainder of this Agreement and the application of such provisions to other persons or circumstances shall not be affected thereby and shall be enforced to the greatest extent permitted by law.

         7.10 Article and Section Headings; Defined Terms. Numbered and titled article and section headings and defined terms are for convenience only and shall not be construed as amplifying or limited any of the provisions of this Agreement.

         7.11 Notices. Any and all notices, elections or demands permitted or required to be made under this Agreement shall be in writing and shall be delivered personally, telecopied or sent by certified mail or nationally recognized courier service (such as Federal Express) to the other party at the address set forth below, or at such other address as may be supplied in writing and of which receipt has been acknowledged in writing. The date of personal delivery or telecopy or the date of mailing (or delivery to such courier service), as the case may be, shall be the date of such notice, election or demand. For the purposes of this Agreement:

                  The address of Lender is:

                           NationsBank, N.A.
                           550 Main Street
                           Knoxville, Tennessee 37902
                           Attention: Michael S. Brown
                           Telecopy Number: (423) 546-2865

                  The address of Borrower is:

                           Bethlehem Advanced Materials Corporation
                           25th and Lennox Streets
                           Easton, Pennsylvania 18045
                           Attention: Antoinette Martin
                           Telecopy Number: (610) 258-8154
                  with a copy to:

                           Bethlehem Advanced Materials Corporation
                           10536 Lexington Drive
                           Knoxville, Tennessee 37932
                           Attention: Daniel Hensley
                           Telecopy Number: (423) 671-2494

         7.12 Interest and Loan Charges Not to Exceed Maximum Amounts Allowed by Law. Anything in this Agreement, the Notes, the Security Instruments or any of the other Loan Documents to the contrary notwithstanding, in no event whatsoever, whether by reason of advancement of proceeds of the Loan, acceleration of the maturity of the unpaid balance of the Loan or otherwise, shall the interest and loan charges agreed to be paid to Lender for the use of the money advanced or to be advanced hereunder exceed the maximum amounts collectible under applicable laws in effect from time to time. It is understood and agreed by the parties that, if for any reason whatsoever the interest or loan charges paid or contracted to be paid by Borrower in respect of the Loan shall exceed the maximum amounts collectible under applicable laws in effect from time to time, then ipso facto, the obligation to pay such interest and/or Loan charges shall be reduced to the maximum amounts collectible under applicable laws in effect from time to time, and any amounts collected by Lender that exceed such maximum amounts shall be applied to the reduction of the principal balance of the Loan and/or refunded to Borrower so that at no time shall the interest or Loan charges paid or payable in respect of this Loan exceed the maximum amounts permitted from time to time by applicable law.

         7.13 ARBITRATION. ANY CONTROVERSY OR CLAIM BETWEEN OR AMONG THE BORROWER AND THE LENDER, INCLUDING BUT NOT LIMITED TO THOSE ARISING OUT OF THIS INSTRUMENT, AGREEMENT OR DOCUMENT OR ANY RELATED INSTRUMENTS, AGREEMENTS OR DOCUMENTS, INCLUDING ANY CLAIM BASED ON OR ARISING FROM AN ALLEGED TORT, SHALL BE DETERMINED BY BINDING ARBITRATION IN ACCORDANCE WITH THE FEDERAL ARBITRATION ACT (OR IF NOT APPLICABLE, THE APPLICABLE STATE LAW), THE RULES OF PRACTICE AND PROCEDURE FOR ARBITRATION OF COMMERCIAL DISPUTES OF THE JUDICIAL ARBITRATION AND MEDIATION SERVICES, INC. (J.A.M.S.) AND THE "SPECIAL RULES" SET FORTH BELOW. IN THE EVENT OF AN INCONSISTENCY, THE SPECIAL RULES SHALL CONTROL. JUDGMENT UPON ANY ARBITRATION AWARD MAY BE ENTERED IN ANY COURT HAVING JURISDICTION. ANY PARTY TO THIS INSTRUMENT, AGREEMENT OR DOCUMENT MAY BRING ANY ACTION, INCLUDING A
SUMMARY OR EXPEDITED  PROCEEDING,  TO COMPEL  ARBITRATION OF ANY  CONTROVERSY OR
CLAIM TO WHICH THIS INSTRUMENT, AGREEMENT OR DOCUMENT RELATES IN ANY COURT HAVING JURISDICTION OVER SUCH ACTION.

                  (A) SPECIAL RULES. THE ARBITRATION SHALL BE CONDUCTED IN KNOX COUNTY, TENNESSEE, AND ADMINISTERED BY J.A.M.S. WHO WILL APPOINT AN ARBITRATOR. IF J.A.M.S. IS UNABLE OR LEGALLY PRECLUDED FROM ADMINISTERING THE ARBITRATION, THEN THE AMERICAN ARBITRATION

ASSOCIATION WILL SERVE. ALL ARBITRATION HEARINGS WILL BE COMMENCED WITHIN NINETY
(90) DAYS OF THE DEMAND FOR ARBITRATION; FURTHER, THE ARBITRATOR SHALL ONLY, UPON A SHOWING OR CAUSE, BE PERMITTED TO EXTEND THE COMMENCING OF SUCH HEARING FOR AN ADDITIONAL SIXTY (60) DAYS.

                  (B) RESERVATION OF RIGHTS. NOTHING IN THIS INSTRUMENT, AGREEMENT OR DOCUMENT SHALL BE DEEMED TO (I) LIMIT THE APPLICABILITY OF ANY OTHERWISE APPLICABLE STATUTES OF LIMITATION OR REPOSE AND ANY WAIVERS CONTAINED IN THIS INSTRUMENT, AGREEMENT OR DOCUMENT; OR (II) BE A WAIVER BY THE LENDER OF THE PROTECTION AFFORDED TO IT BY 12 U.S.C.ss.91 OR ANY SUBSTANTIALLY EQUIVALENT STATE LAW; OR (III) LIMIT THE RIGHT OF THE LENDER: (A) TO EXERCISE SELF HELP REMEDIES SUCH AS (BUT NOT LIMITED TO) SETOFF, OR (B) TO FORECLOSE AGAINST ANY REAL OR PERSONAL PROPERTY COLLATERAL, OR (C) TO OBTAIN FROM A COURT PROVISIONAL OR ANCILLARY REMEDIES SUCH AS (BUT NOT LIMITED TO) INJUNCTIVE RELIEF, WRIT OF POSSESSION OR THE APPOINTMENT OF A RECEIVER. THE LENDER MAY EXERCISE SUCH SELF HELP RIGHTS, FORECLOSE UPON SUCH PROPERTY, OR OBTAIN SUCH PROVISIONAL OR ANCILLARY REMEDIES BEFORE, DURING OR AFTER THE PENDENCY OF ANY ARBITRATION PROCEEDING BROUGHT PURSUANT TO THIS INSTRUMENT, AGREEMENT OR DOCUMENT. NEITHER THE EXERCISE OF SELF HELP REMEDIES NOR THE INSTITUTION OR MAINTENANCE OF ANY ACTION FOR FORECLOSURE OR FOR PROVISIONAL OR ANCILLARY REMEDIES SHALL CONSTITUTE A WAIVER OF THE RIGHT OF ANY PARTY, INCLUDING THE CLAIMANT IN SUCH ACTION, TO ARBITRATE THE MERITS OF THE CONTROVERSY OR CLAIM OCCASIONING RESORT TO SUCH REMEDIES.

         7.14 FINAL AGREEMENT. THIS WRITTEN AGREEMENT REPRESENTS THE FINAL AGREEMENT BETWEEN THE PARTIES WITH RESPECT TO THE SUBJECT MATTER HEREOF AND MAY NOT BE CONTRADICTED BY EVIDENCE OF PRIOR, CONTEMPORANEOUS OR SUBSEQUENT ORAL AGREEMENTS OF THE PARTIES. THERE ARE NO UNWRITTEN ORAL AGREEMENTS BETWEEN THE PARTIES.

         7.15 Miscellaneous. This Agreement shall be construed and enforced under the laws of the State of Tennessee. No amendment or modification hereof shall be effective except in a writing executed by each of the parties hereto.

         IN WITNESS WHEREOF, the parties hereto have executed this Agreement, or have caused this Agreement to be executed by their duly authorized officers, as of the day and year first above written.


                                     LENDER:

                                     NATIONSBANK, N.A.


                                     By:________________________________
                                     Title: ______________________________


                                     BORROWER:

                                     BETHLEHEM ADVANCED MATERIALS
                                     CORPORATION


                                     By:________________________________
                                     Title:_______________________________


ATTEST:


By:_______________________________
Title:______________________________

                                   EXHIBIT A-1


                         MASTER SECURED PROMISSORY NOTE


$3,000,000                       Knoxville, Tennessee          January 21, 1999

         FOR VALUE RECEIVED, on or before July 30, 1999 (the "Maturity Date"), the undersigned BETHLEHEM ADVANCED MATERIALS CORPORATION, a Pennsylvania corporation (referred to herein as "Maker"), promises to pay to the order of NATIONSBANK, N.A., a national banking association organized under the laws of the United States of America ("Payee"; Payee and any subsequent holder[s] hereof are hereinafter referred to collectively as "Holder"), without grace, at the office of Payee at 550 Main Street, Knoxville, Tennessee 37902, or at such other place as Holder may designate to Maker in writing form time to time, the principal sum of THREE MILLION AND NO/100THS DOLLARS ($3,000,000), or such other amount as may hereafter be outstanding hereunder pursuant to that certain Loan Agreement of even date herewith between Maker and Payee (the "Loan Agreement"), whichever is less, together with interest on the outstanding principal balance hereof from date at an annual rate equal to the interest rate designated from time to time by Payee as its "Prime Rate", plus one-half of one percent (.50%), which rate shall be adjusted on each day that said Prime Rate changes; provided that in no event shall the rate of interest payable in respect of the indebtedness evidenced hereby exceed the maximum rate of interest from time to time allowed to be charged by applicable law (the "Maximum Rate"). Interest shall be calculated at the basis of a 360-day year for each day that all or any part of the indebtedness evidenced hereby shall be outstanding, to the extent permitted by applicable law.

         Interest only on the outstanding principal balance hereof shall be due and payable monthly, in arrears, with the first installment being payable on February 1, 1999 and subsequent installments being payable on the first day of each succeeding month thereafter until the Maturity Date, at which time the entire outstanding principal balance hereof, together with all accrued and unpaid interest, shall be due and payable in full; provided, however, that in the event the Maker executes and delivers to the Payee the Term Note and the Revolving Credit Line Note (as defined in the Loan Agreement) on or before the Maturity Date, the indebtedness evidenced hereby shall thereafter be evidenced by the Term Note and the Revolving Credit Line Note.

         All payments in respect to the indebtedness evidenced hereby shall be made in collected funds, and shall be applied to principal, accrued interest and charges and expenses owing under or in connection with this Note in such order as Holder elects.

         The indebtedness evidenced hereby may be prepaid in whole or in part, at any time and from time to time, without penalty or premium.

         Any advance by Payee to Maker that is not evidenced by another instrument or agreement between the parties shall be conclusively presumed to have been made hereunder when such advance is either (1) deposited or credited to an account of Maker with Payee, notwithstanding that such advance was requested, orally or in writing, by someone other than Maker or that someone other than Maker is authorized to draw on such account and may or does withdraw the whole or part of such advance, or (2) made in accordance with the oral or written instructions of Maker. The entire balance of all advances hereunder that may be outstanding from time to time shall constitute a single indebtedness, and no single advance increasing the outstanding balance hereof shall itself be considered a separate loan, but rather an increase in the aggregate outstanding balance of the indebtedness evidenced hereby.

         Time is of the essence of this Note. It is hereby expressly agreed that in the event that any default be made in the payment of principal or interest when due as stipulated above; or in the event that any Event of Default, as defined in the Loan Agreement, shall occur; or should any default or event of default occur under any other instrument or document now or hereafter evidencing, securing or otherwise relating to the indebtedness evidenced hereby subject to any applicable cure periods; then and in such event, the entire outstanding principal balance of the indebtedness evidence hereby, together with any other sums advanced hereunder, under the Loan Agreement or under any other instrument, document or agreement now or hereafter evidencing securing or in any way relating to the indebtedness evidenced hereby, together with all unpaid interest accrued thereon, shall at the option of Holder and without notice to Maker, at once become due and payable and may be collected forthwith, regardless of the stipulated date of maturity. Upon the occurrence of any default as set forth herein, at the option of Holder and without notice to Maker, all accrued and unpaid interest, if any, shall be added to the outstanding principal balance hereof, and the entire outstanding principal balance, as so adjusted, shall bear interest thereafter until paid at a rate (the "Default Rate") equal to the lesser of (i) the rate that is four percentage points (4%) in excess of Payee's Prime Rate, as it varies from time to time, or (ii) the Maximum Rate, regardless of whether there has been an acceleration of the payment of principal as set forth herein. All such interest shall be paid at the time of and as a condition precedent to the curing of any such default.

         To the extend permitted by applicable law, Maker shall pay to Holder a late charge equal to four percent (4%) of any payment hereunder that is not received by Holder within fifteen (15) days of the date on which it is due, in order to cover the additional expenses incident to the handling and processing of delinquent payments; provided, however, that nothing in this provision shall be deemed to waive any other right or remedy of the Holder hereof by reason of Maker's failure to make payments when due hereunder.

         In the event this Note is placed in the hands of an attorney for collection or for enforcement or protection of the security, or if Holder incurs any costs incident to the collection of the indebtedness evidenced hereby or the enforcement or protection of the security, Maker and any endorsers hereof agree to pay a reasonable attorney's fee, all court and other costs, and the reasonable costs of any collection efforts.

         Presentment for payment, demand, protest and nonpayment are hereby waive by Maker and all other parties hereto. No failure to accelerate the indebtedness evidenced hereby by reason of default hereunder, acceptance of a past-due installment or other indulgences granted from time to time, shall be construed as a novation of this Note or as a waiver of such right of acceleration or of the right of Holder thereafter to insist upon strict compliance with the terms of this Note or to prevent the exercise of such right of acceleration or any other right granted hereunder or by applicable laws. Unless otherwise specifically agreed by Holder in writing, the liability of Maker and all other persons now or hereafter liable for payment of the indebtedness evidenced hereby, or any portion thereof, shall not be affected by (1) any renewal hereof or other extension of the time for payment of the indebtedness evidenced hereby or any amount due in respect thereof, (2) the release of all or any part of any collateral now or hereafter securing the payment of the indebtedness evidenced hereby or any portion thereof, or (3) the release of or resort to any person now or hereafter liable for payment of the indebtedness evidenced hereby or any portion thereof. This Note may not be changed orally, but only by an agreement in writing signed by the party against whom enforcement of any waiver, change, modification or discharge is sought.

         The indebtedness and other obligations evidenced by this Note are further evidenced and/or secured by a (1) Pledge Agreement from The Bethlehem Corporation for the benefit of Payee of even date herewith, (2) a Security
Agreement between the Maker and Payee of even date herewith, and (3) certain other instruments and documents as more particularly described in the Loan Agreement.

         All agreements herein made are expressly limited so that in no event whatsoever, whether by reason of advancement of proceeds hereof, acceleration of maturity of the unpaid balance hereof or otherwise, shall the interest and loan charges agreed to be paid to Holder for the use of the money advanced or to be advanced hereunder exceed the maximum amounts collectible under applicable laws in effect from time to time. If for any reason whatsoever the interest or loan charges paid or contracted to be paid in respect of the indebtedness evidenced thereby shall exceed the maximum amounts collectively under applicable laws in effect from time to time, then, ipso facto, the obligation to pay such interest and/or loan charges shall be reduced to the maximum amounts collectible under applicable laws in effect from time to time, and any amounts collected by Holder that exceed such maximum amounts shall be applied to the reduction of the principal balance remaining unpaid hereunder and/or refunded to Maker so that at no time shall the interest or loan charges paid or payable in respect of the indebtedness evidenced hereby exceed the maximum amounts permitted from time to time by applicable law. This provision shall control every other provision in any and all other agreements and instruments now existing or hereafter arising between Maker and Holder with respect to the indebtedness evidenced hereby.

         This Note has been negotiated, executed and delivered in the State of Tennessee, and is intended as a contract under and shall be construed and enforceable in accordance with the laws of said state, except to the extent that Federal law may be applicable to the determination of the Maximum Rate.

         As used herein, the terms "Maker" and "Holder" shall be deemed to include their respective successors, legal representatives and assigns, whether by voluntary action of the parties or by operation of law. In the event that more than one person, firm or entity is a maker hereunder then all reference to "Maker" shall be deemed to refer equally to each of said persons, firms, or entities, all of whom shall be jointly and severally liable for all of the obligations of Maker hereunder.

         ANY CONTROVERSY OR CLAIM BETWEEN OR AMONG THE MAKER AND THE LENDER, INCLUDING BUT NOT LIMITED TO THOSE ARISING OUT OF THIS

INSTRUMENT, AGREEMENT OR DOCUMENT OR ANY RELATED INSTRUMENTS, AGREEMENTS OR DOCUMENTS, INCLUDING ANY CLAIM BASED ON OR ARISING FROM AN ALLEGED TORT, SHALL BE DETERMINED BY BINDING ARBITRATION IN ACCORDANCE WITH THE FEDERAL ARBITRATION ACT (OR IF NOT APPLICABLE, THE APPLICABLE STATE LAW), THE RULES OF PRACTICE AND PROCEDURE FOR ARBITRATION OF COMMERCIAL DISPUTES OF THE JUDICIAL ARBITRATION AND MEDIATION SERVICES, INC. (J.A.M.S.) AND THE "SPECIAL RULES" SET FORTH BELOW. IN THE EVENT OF AN INCONSISTENCY, THE SPECIAL RULES SHALL CONTROL. JUDGMENT UPON ANY ARBITRATION AWARD MAY BE ENTERED IN ANY COURT HAVING JURISDICTION. ANY PARTY TO THIS INSTRUMENT, AGREEMENT OR DOCUMENT MAY BRING ANY ACTION, INCLUDING A
SUMMARY OR EXPEDITED  PROCEEDING,  TO COMPEL  ARBITRATION OF ANY  CONTROVERSY OR
CLAIM TO WHICH THIS INSTRUMENT, AGREEMENT OR DOCUMENT RELATES IN ANY COURT HAVING JURISDICTION OVER SUCH ACTION.

                  THE ARBITRATION SHALL BE CONDUCTED IN KNOX COUNTY, TENNESSEE, AND ADMINISTERED BY J.A.M.S. WHO WILL APPOINT AN ARBITRATOR. IF J.A.M.S. IS UNABLE OR LEGALLY PRECLUDED FROM ADMINISTERING THE ARBITRATION, THEN THE AMERICAN ARBITRATION ASSOCIATION WILL SERVE. ALL ARBITRATION HEARINGS WILL BE COMMENCED WITHIN NINETY (90) DAYS OF THE DEMAND FOR ARBITRATION; FURTHER, THE ARBITRATOR SHALL ONLY, UPON A SHOWING OR CAUSE, BE PERMITTED TO EXTEND THE COMMENCING OF SUCH HEARING FOR AN ADDITIONAL SIXTY (60) DAYS.

                  NOTHING IN THIS INSTRUMENT, AGREEMENT OR DOCUMENT SHALL BE DEEMED TO (I) LIMIT THE APPLICABILITY OF ANY OTHERWISE APPLICABLE STATUTES OF LIMITATION OR REPOSE AND ANY WAIVERS CONTAINED IN THIS INSTRUMENT, AGREEMENT OR DOCUMENT; OR (II) BE A WAIVER BY THE LENDER OF THE PROTECTION AFFORDED TO IT BY 12 U.S.C.ss.91 OR ANY SUBSTANTIALLY EQUIVALENT STATE LAW; OR (III) LIMIT THE RIGHT OF THE LENDER: (A) TO EXERCISE SELF HELP REMEDIES SUCH AS (BUT NOT LIMITED
TO) SETOFF, OR (B) TO FORECLOSE AGAINST ANY REAL OR PERSONAL PROPERTY COLLATERAL, OR (C) TO OBTAIN FROM A COURT PROVISIONAL OR ANCILLARY REMEDIES SUCH AS (BUT NOT LIMITED TO) INJUNCTIVE RELIEF, WRIT OF POSSESSION OR THE APPOINTMENT OF A RECEIVER. THE LENDER MAY EXERCISE SUCH SELF HELP RIGHTS, FORECLOSE UPON SUCH PROPERTY, OR OBTAIN SUCH PROVISIONAL OR ANCILLARY REMEDIES BEFORE, DURING OR AFTER THE PENDENCY OF ANY ARBITRATION PROCEEDING BROUGHT PURSUANT TO THIS INSTRUMENT, AGREEMENT OR DOCUMENT. NEITHER THE EXERCISE OF SELF HELP REMEDIES NOR THE INSTITUTION OR MAINTENANCE OF ANY ACTION FOR FORECLOSURE OR FOR PROVISIONAL OR ANCILLARY REMEDIES SHALL CONSTITUTE A WAIVER OF THE RIGHT OF ANY PARTY, INCLUDING THE CLAIMANT IN SUCH ACTION, TO ARBITRATE THE MERITS OF THE CONTROVERSY OR CLAIM OCCASIONING RESORT TO SUCH REMEDIES.

         Maker represents to Lender that the proceeds of this Note are to be used primarily for business, commercial or agricultural purposes. Maker acknowledges having read and understood, and agrees to be bound by, all terms and conditions of this Note.

         THIS WRITTEN PROMISSORY NOTE REPRESENTS THE FINAL AGREEMENT BETWEEN THE PARTIES AND MAY NOT BE CONTRADICTED BY EVIDENCE OF PRIOR, CONTEMPORANEOUS, OR SUBSEQUENT ORAL AGREEMENTS OF THE PARTIES. THERE ARE NO UNWRITTEN ORAL AGREEMENTS BETWEEN THE PARTIES.

         IN WITNESS WHEREOF, the undersigned Maker has caused this Note to be executed by its duly authorized officer as of the date first above written.


                                       MAKER:

                                       BETHLEHEM ADVANCED MATERIALS
                                       CORPORATION



                                       By:______________________________
                                       Title:___________________________

                                   EXHIBIT A-2
                              TERM PROMISSORY NOTE


$____________                   Knoxville, Tennessee               July 30, 1999


         FOR VALUE RECEIVED, on or before the February 1, 2006 (the "Maturity Date"), the undersigned, BETHLEHEM ADVANCED MATERIALS CORPORATION, a Pennsylvania corporation (referred to herein as "Maker"), promises to pay to the order of NATIONSBANK, N.A., a national banking association organized under the laws of the United State of America ("Payee"; Payee and any subsequent holder[s] hereof are hereinafter referred to collectively as "Holder"), without grace, at the office of Payee at 550 Main Street, Knoxville, Tennessee 37902, or at such other place as Holder may designate to Maker in writing from time to time, the principal sum of _________________________ DOLLARS AND 00/100THS
($_____________), together with interest on the outstanding principal balance hereof from the date hereof until the Maturity Date at an annual rate equal to the interest rate designated from time to time by Payee as its "Prime Rate", plus one-half of one percent (.50%), which rate shall be adjusted on each day that said Prime Rate changes; provided that in no event shall the rate of interest payable in respect of the indebtedness evidenced hereby exceed the maximum rate of interest from time to time allowed to be charged by applicable law (the "Maximum Rate"). Notwithstanding the foregoing, however, in the event Maker and The Bethlehem Corporation maintain compliance with all financial and reporting covenants set forth in the Loan Agreement between Maker and Payee dated January 21, 1999 (the "Loan Agreement") and the other documents relating to the indebtedness described therein for a one year period commencing on the date of the Loan Agreement, the amount of "one-half of one percent (.50%)" in the foregoing sentence shall be replaced with the amount of "one-quarter of one-percent (.25%)" beginning on the first day succeeding such one year period. Interest shall be calculated on the basis of a 360-day year for each day that all or any part of the indebtedness evidenced hereby shall be outstanding, to the extent permitted by applicable law.

         The aforesaid principal amount shall be payable in seventy-eight (78) monthly payments on the 1st day of each successive month commencing on September 1, 1999, the amount of which monthly payments shall be calculated so as to fully amortize the principal balance of this Note in equal monthly principal payments over an assumed amortization period of seven (7) years commencing as of September 1, 1999, provided, however, that the full principal balance hereof and all accrued interest thereon shall be due and payable, in any event, on the Maturity Date. Accrued interest shall also be paid at the same time as each monthly principal payment.

         Notwithstanding the foregoing, commencing on October 1, 1999 and continuing on each October 1st thereafter, Maker shall apply fifty percent (50%) of its excess cash flow (as hereinafter defined) from the fiscal year ending immediately prior to such date to prepayment of this Note. "Excess cash flow" as used in the foregoing sentence shall mean earnings before interest expense, taxes, depreciation and amortization minus scheduled principal payments, interest expense and state and local income taxes. In addition to the foregoing, Maker may prepay this Note at any time without premium or penalty except in the event the source of the funds of such prepayment is other indebtedness and such prepayment occurs on or before July 1, 2000, in which event Maker shall pay Holder a penalty equal to one percent (1%) of the principal balance of this Note at the time of such prepayment. All prepayments of principal shall be applied in the inverse order of maturity, or in such other order as the Payee shall determine in its sole discretion.

         All payments in respect of the indebtedness evidenced hereby shall be made in collected funds, and shall be applied to principal, accrued interest and charges and expenses owing under or in connection with this Note in such order as Holder elects.

         Time is of the essence of this Note. It is hereby expressly agreed that in the event that any default be made in the payment of principal or interest when due as stipulated above; or in the event that any Event of Default, as defined the Loan Agreement, shall occur; or should any default or event of default occur under any other instrument or document now or hereafter evidencing, securing or otherwise relating to the indebtedness evidenced hereby, subject to any applicable cure periods; then, and in such event, the entire outstanding principal balance of the indebtedness evidenced hereby, together with any other sums advanced hereunder, under the Loan Agreement or under any other instrument, document or agreement now or hereafter evidencing, securing or in any way relating to the indebtedness evidenced hereby, together with all unpaid interest accrued thereon, shall, at the option of Holder and without notice to Maker, at once become due and payable and may be collected forthwith, regardless of the stipulated date of maturity. Upon the occurrence of any default as set forth herein, at the option of Holder and without notice to Maker, all accrued and unpaid interest, if any, shall be added to the outstanding principal balance hereof, and the entire outstanding principal balance, as so adjusted, shall bear interest thereafter until paid at a rate (the "Default Rate") equal to the lesser of (i) the rate that is four percentage points (4%) in excess of Payee's Prime Rate, as it varies from time to time, or
(ii) the Maximum Rate, regardless of whether there has been an acceleration of the payment of principal as set forth herein. All such interest shall be paid at the time of and as a condition precedent to the curing of any such default.

         To the extent permitted by applicable law, Maker shall pay to Holder a late charge equal to four percent (4%) of any payment hereunder that is not received by Holder within fifteen (15) days of the date on which it is due, in order to cover the additional expense incident to the handling and processing of delinquent payments; provided however that nothing in this provision shall be deemed to waive any other right or remedy of the Holder hereof by reason of Maker's failure to make payments when due hereunder.

         In the event this Note is placed in the hands of an attorney for collection or for enforcement or protection of the security, or if Holder incurs any costs incident to the collection of the indebtedness evidenced hereby or the enforcement or protection of the security, Maker and any indorsers hereof agree to pay a reasonable attorney's fee, all court and other costs and the reasonable costs of any other collection efforts.

         Presentment for payment, demand, protest and notice of demand, protest and nonpayment are hereby waived by Maker and all other parties hereto. No failure to accelerate the indebtedness evidenced hereby by reason of default hereunder, acceptance of a past-due installment or other indulgences granted from time to time, shall be construed as a novation of this Note or as a waiver of such right of acceleration or of the right of Holder thereafter to insist upon strict compliance with the terms of this Note or to prevent the exercise of such right of acceleration or any other right granted hereunder or by applicable laws. Unless otherwise specifically agreed by Holder in writing, the liability of Maker and all other persons now or hereafter liable for payment of the indebtedness evidenced hereby, or any portion thereof, shall not be affected by
(1) any renewal hereof or other extension of the time for payment of the indebtedness evidenced hereby or any amount due in respect thereof, (2) the release of all or any part of any collateral now or hereafter securing the payment of the indebtedness evidenced hereby or any portion thereof, or (3) the release of or resort to any person now or hereafter liable for payment of the indebtedness evidenced hereby or any portion thereof. This Note may not be changed orally, but only by an agreement in writing signed by the party against whom enforcement of any waiver, change, modification or discharge is sought.

         The indebtedness and other obligations evidenced by this Note are further evidenced and/or secured by a (1) Pledge Agreement from The Bethlehem Corporation for the benefit of Payee dated January 21, 1999, (2) a Security Agreement between the Maker and Payee dated January 21, 1999, and (3) certain other instruments and documents as more particularly described in the Loan Agreement.

         All agreements herein made are expressly limited so that in no event whatsoever, whether by reason of advancement of proceeds hereof, acceleration of maturity of the unpaid balance hereof or otherwise, shall the interest and loan charges agreed to be paid to Holder for the use of the money advanced or to be advanced hereunder exceed the maximum amounts collectible under applicable laws in effect from time to time. If for any reason whatsoever the interest or loan charges paid or contracted to be paid in respect of the indebtedness evidenced hereby shall exceed the maximum amounts collectible under applicable laws in effect from time to time, then, ipso facto, the obligation to pay such interest and/or loan charges shall be reduced to the maximum amounts collectible under applicable laws in effect from time to time, and any amounts collected by Holder that exceed such maximum amounts shall be applied to the reduction of the principal balance remaining unpaid hereunder and/or refunded to Maker so that at no time shall the interest or loan charges paid or payable in respect of the indebtedness evidenced hereby exceed the maximum amounts permitted from time to time by applicable law. This provision shall control every other provision in any and all other agreements and instruments now existing or hereafter arising between Maker and Holder with respect to the indebtedness evidenced hereby.

         This Note has been negotiated, executed and delivered in the State of Tennessee, and is intended as a contract under and shall be construed and enforceable in accordance with the laws of said state, except to the extent that Federal law may be applicable to the determination of the Maximum Rate.

         As used herein, the terms "Maker" and "Holder" shall be deemed to include their respective successors, legal representatives and assigns, whether by voluntary action of the parties or by operation of law. In the event that more than one person, firm or entity is a maker hereunder, then all references to "Maker" shall be deemed to refer equally to each of said persons, firms, or entities, all of whom shall be jointly and severally liable for all of the obligations of Maker hereunder.

         ANY CONTROVERSY OR CLAIM BETWEEN OR AMONG THE MAKER AND THE LENDER, INCLUDING BUT NOT LIMITED TO THOSE ARISING OUT OF THIS INSTRUMENT, AGREEMENT OR DOCUMENT OR ANY RELATED INSTRUMENTS, AGREEMENTS OR DOCUMENTS, INCLUDING ANY CLAIM BASED ON OR ARISING FROM AN ALLEGED TORT, SHALL BE DETERMINED BY BINDING ARBITRATION IN ACCORDANCE WITH THE FEDERAL ARBITRATION ACT (OR IF NOT
APPLICABLE, THE APPLICABLE STATE LAW), THE RULES OF PRACTICE AND PROCEDURE FOR ARBITRATION OF COMMERCIAL DISPUTES OF THE JUDICIAL ARBITRATION AND MEDIATION SERVICES, INC. (J.A.M.S.) AND THE "SPECIAL RULES" SET FORTH BELOW. IN THE EVENT OF AN INCONSISTENCY, THE SPECIAL RULES SHALL CONTROL. JUDGMENT UPON ANY ARBITRATION AWARD MAY BE ENTERED IN ANY COURT HAVING JURISDICTION. ANY PARTY TO THIS INSTRUMENT, AGREEMENT OR DOCUMENT MAY BRING ANY ACTION, INCLUDING A SUMMARY OR EXPEDITED PROCEEDING, TO COMPEL ARBITRATION OF ANY CONTROVERSY OR CLAIM TO WHICH THIS INSTRUMENT, AGREEMENT OR DOCUMENT RELATES IN ANY COURT HAVING JURISDICTION OVER SUCH ACTION.

                  THE ARBITRATION SHALL BE CONDUCTED IN KNOX COUNTY, TENNESSEE, AND ADMINISTERED BY J.A.M.S. WHO WILL APPOINT AN ARBITRATOR. IF J.A.M.S. IS UNABLE OR LEGALLY PRECLUDED FROM ADMINISTERING THE ARBITRATION, THEN THE AMERICAN ARBITRATION ASSOCIATION WILL SERVE. ALL ARBITRATION HEARINGS WILL BE COMMENCED WITHIN NINETY (90) DAYS OF THE DEMAND FOR ARBITRATION; FURTHER, THE ARBITRATOR SHALL ONLY, UPON A SHOWING OR CAUSE, BE PERMITTED TO EXTEND THE COMMENCING OF SUCH HEARING FOR AN ADDITIONAL SIXTY (60) DAYS.

                  NOTHING IN THIS INSTRUMENT, AGREEMENT OR DOCUMENT SHALL BE DEEMED TO (I) LIMIT THE APPLICABILITY OF ANY OTHERWISE APPLICABLE STATUTES OF LIMITATION OR REPOSE AND ANY WAIVERS CONTAINED IN THIS INSTRUMENT, AGREEMENT OR DOCUMENT; OR (II) BE A WAIVER BY THE LENDER OF THE PROTECTION AFFORDED TO IT BY 12 U.S.C.ss.91 OR ANY SUBSTANTIALLY EQUIVALENT STATE LAW; OR (III) LIMIT THE RIGHT OF THE LENDER: (A) TO EXERCISE SELF HELP REMEDIES SUCH AS (BUT NOT LIMITED
TO) SETOFF, OR (B) TO FORECLOSE AGAINST ANY REAL OR PERSONAL PROPERTY COLLATERAL, OR (C) TO OBTAIN FROM A COURT PROVISIONAL OR ANCILLARY REMEDIES SUCH AS (BUT NOT LIMITED TO) INJUNCTIVE RELIEF, WRIT OF POSSESSION OR THE APPOINTMENT OF A RECEIVER. THE LENDER MAY EXERCISE SUCH SELF HELP RIGHTS, FORECLOSE UPON SUCH PROPERTY, OR OBTAIN SUCH PROVISIONAL OR ANCILLARY REMEDIES BEFORE, DURING OR AFTER THE PENDENCY OF ANY ARBITRATION PROCEEDING BROUGHT PURSUANT TO THIS INSTRUMENT, AGREEMENT OR DOCUMENT. NEITHER THE EXERCISE OF SELF HELP REMEDIES NOR THE INSTITUTION OR MAINTENANCE OF ANY ACTION FOR FORECLOSURE OR FOR PROVISIONAL OR ANCILLARY REMEDIES SHALL CONSTITUTE A WAIVER OF THE RIGHT OF ANY PARTY, INCLUDING THE CLAIMANT IN SUCH ACTION, TO ARBITRATE THE MERITS OF THE CONTROVERSY OR CLAIM OCCASIONING RESORT TO SUCH REMEDIES.

         Maker represents to Lender that the proceeds of this Note are to be used primarily for business, commercial or agricultural purposes. Maker acknowledges having read and understood, and agrees to be bound by, all terms and conditions of this Note.

         THIS WRITTEN PROMISSORY NOTE REPRESENTS THE FINAL AGREEMENT BETWEEN THE PARTIES AND MAY NOT BE CONTRADICTED BY EVIDENCE OF PRIOR, CONTEMPORANEOUS, OR SUBSEQUENT ORAL AGREEMENTS OF THE PARTIES. THERE ARE NO UNWRITTEN ORAL AGREEMENTS BETWEEN THE PARTIES.

         IN WITNESS WHEREOF, the undersigned Maker has caused this Note to be executed by its duly authorized officer as of the date first above written.

                                       MAKER:


                                       BETHLEHEM ADVANCED
                                       MATERIALS CORPORATION


                                       By:_____________________________
                                       Title:_______________________

                                   EXHIBIT A-3


                         MASTER SECURED PROMISSORY NOTE
                                (Revolving Note)


$__________                  Knoxville, Tennessee                  July 30, 1999

         FOR VALUE RECEIVED, on or before July 31, 2001 (the "Maturity Date"), the undersigned BETHLEHEM ADVANCED MATERIALS CORPORATION, a Pennsylvania corporation (referred to herein as "Maker"), promises to pay to the order of NATIONSBANK, N.A., a national banking association organized under the laws of the United States of America ("Payee"; Payee and any subsequent holder[s] hereof are hereinafter referred to collectively as "Holder"), without grace, at the office of Payee at 550 Main Street, Knoxville, Tennessee 37902, or at such other place as Holder may designate to Maker in writing form time to time, the principal sum of _________________________ DOLLARS ($_________), or such other amount as may hereafter be outstanding hereunder pursuant to that certain Loan Agreement of even date herewith between Maker and Payee, whichever is less, together with interest on the outstanding principal balance hereof from date at an annual rate equal to the interest rate designated from time to time by Payee as its "Prime Rate", plus one-quarter of one percent (.25%), which rate shall be adjusted on each day that said Prime Rate changes; provided that in no event shall the rate of interest payable in respect of the indebtedness evidenced hereby exceed the maximum rate of interest from time to time allowed to be charged by applicable law (the "Maximum Rate"). Interest shall be calculated at the basis of a 360-day year for each day that all or any part of the indebtedness evidenced hereby shall be outstanding, to the extent permitted by applicable law.

         Interest only on the outstanding principal balance hereof shall be due and payable monthly, in arrears, with the first installment being payable on September 1, 1999 and subsequent installments being payable on the first day of each succeeding month thereafter until the Maturity Date, at which time the entire outstanding principal balance hereof, together with all accrued and unpaid interest, shall be due and payable in full.

         All payments in respect to the indebtedness evidenced hereby shall be made in collected funds, and shall be applied to principal, accrued interest and charges and expenses owing under or in connection with this Note in such order as Holder elects.

         Subject to the provisions of the Loan Agreement regarding prepayment, the indebtedness evidenced hereby may be prepaid in whole or in part, at any time and from time to time, without penalty or premium, and in the absence of default Maker may reborrow up to the maximum amount hereof in accordance with the Loan Agreement.

         Any advance by Payee to Maker that is not evidenced by another instrument or agreement between the parties shall be conclusively presumed to have been made hereunder when such advance is either (1) deposited or credited to an amount of Maker with Payee, notwithstanding that such advance was requested, orally or in writing, by someone other than Maker or that someone other than Maker is authorized to draw on such account and may or does withdraw the whole or part of such advance, or (2) make in accordance with the oral or written instructions of Maker. The entire balance of all advances hereunder that may be outstanding from time to time shall constitute a single indebtedness, and no single advance increasing the outstanding balance hereof shall itself be considered a separate loan, but rather an increase in the aggregate outstanding balance of the indebtedness evidenced hereby.

         Time is of the essence of this Note. It is hereby expressly agreed that in the event that any default be made in the payment of principal or interest when due as stipulated above; or in the event that any Event of Default, as defined in that certain Loan Agreement dated January 21, 1999, by and between Maker and Payee (the "Loan Agreement"), shall occur; or should any default or event of default occur under any other instrument or document now or hereafter evidencing, securing or otherwise relating to the indebtedness evidenced hereby, subject to any applicable cure periods; then and in such event, the entire outstanding principal balance of the indebtedness evidence hereby, together with any other sums advanced hereunder, under the Loan Agreement or under any other instrument, document or agreement now or hereafter evidencing securing or in any way relating to the indebtedness evidenced hereby, together with all unpaid interest accrued thereon, shall at the option of Holder and without notice to Maker, at once become due and payable and may be collected forthwith, regardless of the stipulated date of maturity. Upon the occurrence of any default as set forth herein, at the option of Holder and without notice to Maker, all accrued and unpaid interest, if any, shall be added to the outstanding principal balance hereof, and the entire outstanding principal balance, as so adjusted, shall bear interest thereafter until paid at a rate (the "Default Rate") equal to the lesser of (I) the rate that is four percentage points (4%) in excess of Payee's Prime Rate, as it varies from time to time, or (ii) the Maximum Rate, regardless of whether there has been an acceleration of the payment of principal as set forth herein. All such interest shall be paid at the time of and as a condition precedent to the curing of any such default.

         To the extend permitted by applicable law, Maker shall pay to Holder a late charge equal to four percent (4%) of any payment hereunder that is not received by Holder within fifteen (15) days of the date on which it is due, in order to cover the additional expenses incident to the handling and processing of delinquent payments; provided, however, that nothing in this provision shall be deemed to waive any other right or remedy of the Holder hereof by reason of Maker's failure to make payments when due hereunder.

         In the event this Note is placed in the hands of an attorney for collection or for enforcement or protection of the security, or if Holder incurs any costs incident to the collection of the indebtedness evidenced hereby or the enforcement or protection of the security, Maker and any endorsers hereof agree to pay a reasonable attorney's fee, all court and other costs, and the reasonable costs of any collection efforts.

         Presentment for payment, demand, protest and nonpayment are hereby waive by Maker and all other parties hereto. No failure to accelerate the indebtedness evidenced hereby by reason of default hereunder, acceptance of a past-due installment or other indulgences granted from time to time, shall be construed as a novation of this Note or as a waiver of such right of acceleration or of

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the right of Holder  thereafter to insist upon strict  compliance with the terms of this Note or to prevent  the  exercise of such right of  acceleration  or any
other  right  granted   hereunder  or  by  applicable  laws.   Unless  otherwise
specifically agreed by Holder in writing, the liability of Maker and all other persons now or hereafter liable for payment of the indebtedness evidenced hereby, or any portion thereof, shall not be affected by (1) any renewal hereof or other extension of the time for payment of the indebtedness evidenced hereby or any amount due in respect thereof, (2) the release of all or any part of any collateral now or hereafter securing the payment of the indebtedness evidenced hereby or any portion thereof, or (3) the release of or resort to any person now or hereafter liable for payment of the indebtedness evidenced hereby or any portion thereof. This Note may not be changed orally, but only by an agreement in writing signed by the party against whom enforcement of any waiver, change, modification or discharge is sought.

         The indebtedness and other obligations evidenced by this Note are further evidenced and/or secured by a (1) Pledge Agreement from The Bethlehem Corporation for the benefit of Payee dated January 21, 1999, (2) a Security Agreement between the Maker and Payee dated January 21, 1999, and (3) certain other instruments and documents as more particularly described in the Loan Agreement.

         All agreements herein made are expressly limited so that in no event whatsoever, whether by reason of advancement of proceeds hereof, acceleration of maturity of the unpaid balance hereof or otherwise, shall the interest and loan charges agreed to be paid to Holder for the use of the money advanced or to be advanced hereunder exceed the maximum amounts collectible under applicable laws in effect from time to time. If for any reason whatsoever the interest or loan charges paid or contracted to be paid in respect of the indebtedness evidenced thereby shall exceed the maximum amounts collectively under applicable laws in effect from time to time, then, ipso facto, the obligation to pay such interest and/or loan charges shall be reduced to the maximum amounts collectible under applicable laws in effect from time to time, and any amounts collected by Holder that exceed such maximum amounts shall be applied to the reduction of the principal balance remaining unpaid hereunder and/or refunded to Maker so that at no time shall the interest or loan charges paid or payable in respect of the indebtedness evidenced hereby exceed the maximum amounts permitted from time to time by applicable law. This provision shall control every other provision in any and all other agreements and instruments now existing or hereafter arising between Maker and Holder with respect to the indebtedness evidenced hereby.

         This Note has been negotiated, executed and delivered in the State of Tennessee, and is intended as a contract under and shall be construed and enforceable in accordance with the laws of said state, except to the extent that Federal law may be applicable to the determination of the Maximum Rate.

         As used herein, the terms "Maker" and "Holder" shall be deemed to include their respective successors, legal representatives and assigns, whether by voluntary action of the parties or by operation of law. In the event that more than one person, firm or entity is a maker hereunder then all reference to "Maker" shall be deemed to refer equally to each of said persons, firms, or entities, all of whom shall be jointly and severally liable for all of the obligations of Maker hereunder.

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         ANY  CONTROVERSY  OR CLAIM  BETWEEN OR AMONG THE MAKER AND THE  LENDER,
INCLUDING BUT NOT LIMITED TO THOSE ARISING OUT OF THIS INSTRUMENT, AGREEMENT OR DOCUMENT OR ANY RELATED INSTRUMENTS, AGREEMENTS OR DOCUMENTS, INCLUDING ANY CLAIM BASED ON OR ARISING FROM AN ALLEGED TORT, SHALL BE DETERMINED BY BINDING
ARBITRATION  IN  ACCORDANCE  WITH  THE  FEDERAL   ARBITRATION  ACT  (OR  IF  NOT
APPLICABLE, THE APPLICABLE STATE LAW), THE RULES OF PRACTICE AND PROCEDURE FOR ARBITRATION OF COMMERCIAL DISPUTES OF THE JUDICIAL ARBITRATION AND MEDIATION SERVICES, INC. (J.A.M.S.) AND THE "SPECIAL RULES" SET FORTH BELOW. IN THE EVENT OF AN INCONSISTENCY, THE SPECIAL RULES SHALL CONTROL. JUDGMENT UPON ANY ARBITRATION AWARD MAY BE ENTERED IN ANY COURT HAVING JURISDICTION. ANY PARTY TO THIS INSTRUMENT, AGREEMENT OR DOCUMENT MAY BRING ANY ACTION, INCLUDING A SUMMARY OR EXPEDITED PROCEEDING, TO COMPEL ARBITRATION OF ANY CONTROVERSY OR CLAIM TO WHICH THIS INSTRUMENT, AGREEMENT OR DOCUMENT RELATES IN ANY COURT HAVING JURISDICTION OVER SUCH ACTION.

                  THE ARBITRATION SHALL BE CONDUCTED IN KNOX COUNTY, TENNESSEE, AND ADMINISTERED BY J.A.M.S. WHO WILL APPOINT AN ARBITRATOR. IF J.A.M.S. IS UNABLE OR LEGALLY PRECLUDED FROM ADMINISTERING THE ARBITRATION, THEN THE AMERICAN ARBITRATION ASSOCIATION WILL SERVE. ALL ARBITRATION HEARINGS WILL BE COMMENCED WITHIN NINETY (90) DAYS OF THE DEMAND FOR ARBITRATION; FURTHER, THE ARBITRATOR SHALL ONLY, UPON A SHOWING OR CAUSE, BE PERMITTED TO EXTEND THE COMMENCING OF SUCH HEARING FOR AN ADDITIONAL SIXTY (60) DAYS.

                  NOTHING IN THIS INSTRUMENT, AGREEMENT OR DOCUMENT SHALL BE DEEMED TO (I) LIMIT THE APPLICABILITY OF ANY OTHERWISE APPLICABLE STATUTES OF LIMITATION OR REPOSE AND ANY WAIVERS CONTAINED IN THIS INSTRUMENT, AGREEMENT OR DOCUMENT; OR (II) BE A WAIVER BY THE LENDER OF THE PROTECTION AFFORDED TO IT BY 12 U.S.C.ss.91 OR ANY SUBSTANTIALLY EQUIVALENT STATE LAW; OR (III) LIMIT THE RIGHT OF THE LENDER: (A) TO EXERCISE SELF HELP REMEDIES SUCH AS (BUT NOT LIMITED
TO) SETOFF, OR (B) TO FORECLOSE AGAINST ANY REAL OR PERSONAL PROPERTY COLLATERAL, OR (C) TO OBTAIN FROM A COURT PROVISIONAL OR ANCILLARY REMEDIES SUCH AS (BUT NOT LIMITED TO) INJUNCTIVE RELIEF, WRIT OF POSSESSION OR THE APPOINTMENT OF A RECEIVER. THE LENDER MAY EXERCISE SUCH SELF HELP RIGHTS, FORECLOSE UPON SUCH PROPERTY, OR OBTAIN SUCH PROVISIONAL OR ANCILLARY REMEDIES BEFORE, DURING OR AFTER THE PENDENCY OF ANY ARBITRATION PROCEEDING BROUGHT PURSUANT TO THIS INSTRUMENT, AGREEMENT OR DOCUMENT. NEITHER THE EXERCISE OF SELF HELP REMEDIES NOR THE INSTITUTION OR MAINTENANCE OF ANY ACTION FOR FORECLOSURE OR FOR PROVISIONAL OR ANCILLARY REMEDIES SHALL CONSTITUTE A WAIVER OF THE RIGHT OF ANY PARTY, INCLUDING THE CLAIMANT IN SUCH ACTION, TO ARBITRATE THE MERITS OF THE CONTROVERSY OR CLAIM OCCASIONING RESORT TO SUCH REMEDIES.

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         Maker  represents  to Lender  that the  proceeds of this Note are to be
used  primarily  for  business,   commercial  or  agricultural  purposes.  Maker
acknowledges having read and understood, and agrees to be bound by, all terms and conditions of this Note.

         THIS WRITTEN PROMISSORY NOTE REPRESENTS THE FINAL AGREEMENT BETWEEN THE PARTIES AND MAY NOT BE CONTRADICTED BY EVIDENCE OF PRIOR, CONTEMPORANEOUS, OR SUBSEQUENT ORAL AGREEMENTS OF THE PARTIES. THERE ARE NO UNWRITTEN ORAL AGREEMENTS BETWEEN THE PARTIES.

         IN WITNESS WHEREOF, the undersigned Maker has caused this Note to be executed by its duly authorized officer as of the date first above written.


                                            MAKER:

                                            BETHLEHEM ADVANCED MATERIALS
                                            CORPORATION



                                            By:___________________________
                                            Title:________________________

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                                    EXHIBIT B

                    BORROWING BASE AND COMPLIANCE CERTIFICATE

                         Dated as _____________, ______



To:      NationsBank, N.A.
         Commercial Loans
         550 Main Street
         Knoxville, Tennessee 37902
         Attn: Michael S. Brown

Re:      Loan  Agreement  dated January 21, 1999 (the "Loan  Agreement")  by and
         among  Bethlehem  Advanced  Materials   Corporation   ("Borrower")  and
         NationsBank, N.A. ("Lender").

1.       Computation of Borrowing Base and Availability under the Loan.

         (a)      Approved Eligible Receivables
                  as defined in Section 5.14 of the
                  Loan Agreement                          $_____________________
                                                           X85%

                  Total Borrowing Base from Approved
                  Eligible Receivables                    $_____________________

         (b)      Eligible    Receivables    (other   than   Approved   Eligible
                  Receivables) as defined in Section 5.14 of the
                  Loan Agreement                          $_____________________
                                                           X80%

                  Borrowing Base from Other
                  Eligible Receivables                    $_____________________

         (c)      Eligible Inventory as defined in
                  Section 5.14 of the Loan Agreement      $_____________________
                                                           X50%

                  Total Borrowing Base from
                  Eligible Inventory                      $_____________________



                                       B-1

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         (d)      The lesser of:

                  (i) the fair market value of New Equipment
                  as defined in Section 5.14 of the Loan
                  Agreement                               $_____________________
                                                           X75%; or

                  (ii) the cost of New Equipment          $_____________________
                                                           X100%

                  Total Borrowing Base from New Equipment $_____________________

         (e)       The fair market value of Used Equipment as defined in Section
                   5.14 of the
                  Loan Agreement                          $_____________________
                                                           X50%
                  Total Borrowing Base from
                  Used Equipment                          $_____________________

                  Total Borrowing Base from Section 1(a), 1(b), 1(c), 1(d) and 1(e) above (not to exceed total amount of
                  Loan).                                  $_____________________

                  Less Total Outstanding Under Loan       $_____________________

                  AVAILABILITY UNDER LOAN                 $_____________________

2. Attached as Exhibit A hereto is a true and correct aging and listing of all of Borrower's accounts receivable.

3. As of the date hereof, all of the representations and warranties set forth in Article IV of the Loan Agreement are and remain true and correct with the same effect as though such representations and warranties had been made on and as of this date.

4. As of the date hereof, Borrower is in full compliance with all of the terms and provisions set forth in the Loan Agreement, including without limitation the covenants and agreements set forth in Article V of the Loan Agreement, and all of the instruments and documents executed in connective therewith, and no Event of Default, as defined in Article VI of the Loan Agreement, or any event which, upon notice, lapse of time or both, would constitute an Event of Default, has occurred or is continuing.

         The undersigned certifies that the information set out herein and the Exhibit attached hereto is true and correct in all material respects as of the date hereof. The undersigned further certifies that the figures set forth out of Paragraph 1 hereof pertain only the Approved Eligible Receivables, Other

                                       B-2

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Eligible  Receivables,  Eligible Inventory,  New Equipment and Used Equipment as
those terms are defined in the Loan Agreement.

                                           BETHLEHEM ADVANCED MATERIALS
                                           CORPORATION

                                           By:_________________________________
                                           Title:______________________________




                                       B-3

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                                    EXHIBIT C

                         BENCHMARKS FOR FURNACE PROJECTS


Benchmarks for New Furnace Project

         First Benchmark                                Percentage of Completion

Completion of Facility modification                            20% of total
         oGround pits
         oConcrete work for floor & piers
         oElectrical upgrades
         oNatural gas system enhancement
         oNitrogen bulk system and distribution lines

         Second Benchmark                               Percentage of Completion

Completion of Furnace computer control system                  40% of total
         oMain vessel
         oInstrumentation, controls and safety
         oFurnace support structure

         Third Benchmark                                Percentage of Completion

Completion of Furnace internals                                20% of total
         oCarbon/Carbon liners
         oCarbon insulation
         oHeating elements & graphite internals
         oSpacer plates & hearth

         Fourth Benchmark                               Percentage of Completion

Completion of Furnace support systems                          20% of total
         oVacuum pumping systems
         oAfterburner
         oCooling water safety system
         oHeat exchanger



                                       C-1